Exhibit 4.5

Dated 22 February 2016

SAFE BULKERS, INC.
as Original Borrower

and

avstes shipping corporation

ENIADEFHI SHIPPING CORPORATION
ENIAPROHI SHIPPING CORPORATION
MARINDOU SHIPPING CORPORATION
MAXDODEKA SHIPPING CORPORATION
PELEA SHIPPING LTD.
VASSONE SHIPPING CORPORATION

VASSTWO SHIPPING CORPORATION

GLOVERFOUR SHIPPING CORPORATION

GLOVERFIVE SHIPPING CORPORATION
SHIKOKUEXI SHIPPING INC.
as Collateral Owners

and

dnb bank asa

as Mandated Lead Arranger

and

DNB BANK ASA

as Agent

and

DNB BANK ASA

as Swap Provider

and

DNB BANK ASA

as Security Agent

AMENDING AND RESTATING AGREEMENT

relating to a loan facility of (originally) up to US$210,000,000

Index

Clause		Page

1	Interpretation	2
2	Agreement of all parties to the Amendments of the Facility Agreement and the other Finance Documents	3
3	Conditions	3
4	Representations and Warranties	4
5	Amendment of Facility Agreement	5
6	Further Assurances	5
7	Expenses	6
8	Notices	6
9	Supplemental	7
10	Law and Jurisdiction	7
Schedule 1 The Parties		8
Execution Pages		13
Appendix 1 Form of Amended and Restated Facility Agreement marked to indicate amendments to the Facility Agreement		18

THIS AGREEMENT is made on 22 February 2016

BETWEEN

(1)	SAFE BULKERS, INC., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960 as borrower (the “Borrower”)

(2)	AVSTES SHIPPING CORPORATION, ENIADEFHI SHIPPING CORPORATION, ENIAPROHI SHIPPING CORPORATION, MARINDOU SHIPPING CORPORATION, MAXDODEKA SHIPPING CORPORATION, PELEA SHIPPING LTD., VASSTWO SHIPPING CORPORATION, each a corporation incorporated in the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia, VASSONE SHIPPING CORPORATION, a corporation domesticated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH 96960, GLOVERFOUR SHIPPING CORPRORATION, GLOVERFIVE SHIPPING CORPORATION, SHIKOKUEXI SHIPPING INC, each a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH 96960 as collateral owners (the “Collateral Owners”)

(3)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Parties) as lenders (the “Original Lenders”), each acting through its Facility Office

(4)	DNB BANK ASA, acting as mandated lead arranger through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, England (in that capacity, the “Arranger”)

(5)	DNB BANK ASA, acting as agent through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, England (in that capacity, the “Agent”)

(6)	DNB BANK ASA, acting as swap provider through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, England (in that capacity, the “Swap Provider”)

(7)	DNB BANK ASA, acting as security agent through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, England (in that capacity, the “Security Agent”)

BACKGROUND

(A)	By a facility agreement made on 22 September 2014, as amended by a supplemental agreement dated 20 February 2015 and as further amended by a second supplemental agreement dated 15 December 2015 (the “Facility Agreement”) between (i) the Borrower as borrower, (ii) the Collateral Owners, (iii) the Original Lenders as lenders (iv) the Agent, (v) the Mandated Lead Arranger, (vi) the Swap Provider and (vii) the Security Agent, the Original Lenders agreed to make available to the Borrower a revolving credit loan facility of (originally) up to $210,000,000.

(B)	The Borrower and the Collateral Owners have requested the consent of the Lenders to:

(i)	the conversion of the Loan from a revolving credit facility to a secured term loan facility and the reduction of the Maximum Loan Amount from $210,000,000 to $145,527,000;

(ii)	an extension of the Termination Date;

(iii)	amendments to the Margin;

(iv)	amendments to the repayment schedule of the Loan;

(v)	amendments to the testing of the Market Value of the Vessels;

(vi)	the provision of additional security to be granted over the m.v. “TROODOS AIR” (the “Newbuilding Vessel”) and by its owner, Shikokuexi Shipping Corporation (“Shikokuexi”); and

(vii)	any consequential amendments to be made to the Finance Documents,

(such consequential amendments together with the amendments set above, the “Amendments”).

(C)	As of the date of this Agreement, the outstanding principal amount of the Loan is $145,527,000.

(D)	This Agreement sets out the terms and conditions on which the parties agree, with effect on and from the Effective Date, to the Amendments.

IT IS AGREED as follows:

1	Interpretation

1.1	Defined expressions

Words and expressions defined in the Facility Agreement shall have the same meanings when used in this Agreement (including the Recitals) unless the context otherwise requires.

1.2	Definitions

In this Agreement, unless the contrary intention appears:

“Amended and Restated Facility Agreement” means the Facility Agreement as amended and restated by this Agreement in the form set out in Appendix 1.

“Builder” means Imabari Shipbuilding Co. Ltd..

“Building Contract” means the memorandum of agreement in respect of the Newbuilding Vessel dated 7 December 2011 (as amended and/or supplemented) on the terms and subject to the conditions of which the Seller has agreed to sell and deliver the Newbuilding Vessel to be constructed by the Builder to Shikokuexi.

“Building Contract Assignment” means the deed of assignment of the Building Contract and the Refund Guarantee to be executed by Shikokuexi in favour of the Security Agent.

“Continuing Finance Documents” means those Finance Documents which have been made before the date of this Agreement.

“Delivery Date” means the date of actual delivery of the Newbuilding Vessel to Shikokuexi by the Builder under the Building Contract.

“Effective Date” means the date on which the Agent notifies each of the parties to this Agreement and the Finance Parties that the conditions precedent in Clause 3.2 have been fulfilled or waived.

“Facility Agreement” means the facility agreement referred to in Recital (A).

“Fee” means the amendment fee stated in the Fee Letter.
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“Fee Letter” means the letter between, inter alios, the Agent and the Borrower setting out the fees to be paid by the Borrower to the Agent in connection with the amendments set out in the Amended and Restated Loan Agreement.

“Newbuilding Vessel” has the meaning defined in Recital (B)(v) above.

“Refund Guarantee” means the refund guarantee numbered No. GOE11100076792 issued by the Refund Guarantor in favour of Shikokuexi pursuant to the Building Contract on 7 December 2011.

“Refund Guarantor” means Mizuho Corporate Bank, Ltd., a company incorporated under the laws of Japan with its registered office at Tokyo, Japan or any other financial institution acceptable to the Agent in its absolute discretion.

“Restricted Cash Account” means a bank account opened in the name of Borrower with the DNB Bank ASA in its capacity as account holder and designated “Safe Bulkers, Inc. – Restricted Cash Account” with account number 63666022.

“Restricted Cash Account Pledge” means a first priority account security deed in respect of all amounts from time to time standing to the credit of the Restricted Cash Account.

“Shikokuexi” has the meaning defined in Recital (B)(v) above.

1.3	Application of construction and interpretation provisions of Facility Agreement

Clause 1.2 of the Amended and Restated Facility Agreement applies, with any necessary modifications, to this Agreement.

2	Agreement of all parties to the Amendments of the Facility Agreement and the other Finance Documents

2.1	Agreement of the parties to this Agreement

For good and valuable consideration (the receipt of which is hereby acknowledged), the parties to this Agreement agree, subject to and upon the terms and conditions of this Agreement, to the amendment of the Facility Agreement and the other Finance Documents to be made pursuant to Clauses 5.1 to 5.2. The agreement of the parties to this Agreement contained in this Clause 2.1 shall have effect on and from the Effective Date.

3	Conditions

3.1	General

The agreement of the parties to this Agreement contained in Clause 2.1 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2	Conditions precedent

The conditions referred to in Clause 2.1 are that the Agent shall have received:

(a)	a duly executed original of this Agreement, the Fee Letter, the Restricted Cash Account Pledge and Building Contract Assignment, together with all other documents required to be provided under it, including without limitation all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients Provided that the Borrower and Shikokuexi shall have 5 Business Days from the signing of this Agreement to execute the Restricted Cash Account Pledge and the Building Contract Assignment and if the Restricted Cash Account Pledge and the Building Contract Assignment are not signed within such period the Effective Date shall be deemed not to have occurred;
3

(b)	evidence that the Fee has been paid;

(c)	in relation to the Borrower and each Collateral Owner other than Shikokuexi, documents of the kind specified in paragraphs 1, 3, 4.2, 4.3 4.5 and 4.8 of Part A of Schedule 2 of the Amended and Restated Facility Agreement, with appropriate modifications to refer to this Agreement and the Amended and Restated Loan Agreement insofar as each is a party thereto;

(d)	in relation to the Restricted Cash Account Pledge, documents of the kind specified in paragraphs 2.7 and 2.9 of Part A of Schedule 2 of the Amended and Restated Loan Agreement, save that references in that to “the Earnings Account” shall be deemed to relate to the Restricted Cash Account Pledge;

(e)	in relation to Shikokuexi and the Newbuilding Vessel:

(a)	documents of the kind specified in paragraphs 1, 3, 4.2, 4.3, and 4.5 of Part A of Schedule 2; and

(b)	documents of the kind specified in paragraphs 2.1(a), (b) and (c), 4.6 of Part A Schedule 2, Part B and Part C of Schedule 2 of the Amended and Restated Loan Agreement;

of the Amended and Restated Facility Agreement with appropriate modifications to refer to this Agreement and the Amended and Restated Loan Agreement insofar as each is a party thereto and save that references in such parts to “the Vessel” or to any person or document relating to a Vessel shall be deemed to relate to the Newbuilding Vessel.

(f)	copies of any consents or other document, opinions or assurance which the Agent considers is necessary in connection with the entry and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

3.3	Further conditions

Shikokuexi undertakes to:

(a)	On or prior to the Delivery Date,:

	(i)	deliver on the Delivery Date the additional documents and other evidence listed in Part C of Schedule 2 (Delivery conditions precedent); and

	(ii)	credit its Earnings Account with the amount of three hundred thousand dollars; and

(b)	within 7 days after the Delivery Date, deliver the additional documents and other evidence listed in Part D, schedule 2 (Delivery Conditions Subsequent), save that references in that Part D to “the Vessel” or to any person or document relating to a Vessel shall be deemed to relate to the Newbuilding Vessel.

4	Representations and Warranties

4.1	Repetition of Facility Agreement representations and warranties

The Borrower represents and warrants to the Agent that the representations and warranties in clause 18 (Representations) of the Amended and Restated Facility Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, each other Finance Document which is being amended by this Agreement, remain true and
4

not misleading on the date of this Agreement with reference to the circumstances now existing on the date of this Agreement and on the Effective Date.

4.2	Finance Document representations

The Borrower and each Transaction Obligor makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and restated and/or supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

5	Amendment of Facility Agreement

5.1	Amendments to Facility Agreement

(a)	With effect on and subject to the occurrence of the Effective Date, the Facility Agreement shall be, and shall be deemed by this Agreement to be, amended and restated in the form of the Amended and Restated Facility Agreement; and

(b)	as so amended and restated pursuant to (a) above, the Facility Agreement shall continue to be binding on each of the parties to it in accordance with its terms.

5.2	Amendments to Continuing Finance Documents

With effect on and from the Effective Date, each of the Continuing Finance Documents (other than the Facility Agreement) shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	the definition of, and references throughout each of the Continuing Finance Documents to the Facility Agreement and any of the other Continuing Finance Documents shall be construed as if the same referred to the Facility Agreement and those Continuing Finance Documents as amended and restated by this Agreement; and

(b)	by construing references throughout each of the Continuing Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to such Continuing Finance Documents as amended and supplemented by this Agreement.

5.3	The Continuing Finance Documents to remain in full force and effect

The Continuing Finance Documents shall remain in full force and effect, as amended by:

(a)	the amendments contained or referred to in Clauses 5.1 and 5.2 (as applicable); and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	Further Assurances

6.1	Borrower’s and Collateral Owners’ obligations to execute further documents etc.

The Borrower and each Collateral Owner shall:

(a)	execute and deliver to the Agent (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Agent may, in any particular case, specify; and

(b)	effect any registration or notarisation, give any notice or take any other step,
5

which the Agent may require for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances

Those purposes are:

(a)	validly and effectively to create any security for any Indebtedness or right of any kind which the Agent intended should be created by or pursuant to the Facility Agreement or any other Finance Document, each as amended and restated or supplemented by this Agreement; and

(b)	implementing the terms and provisions of this Agreement.

6.3	Terms of further assurances

The Agent may specify the terms of any document to be executed by the Borrower, or, as the case may be, a Collateral Owner under Clause 6.1, and those terms may include any covenants, powers and provisions which the Agent considers appropriate to protect its interests.

6.4	Obligation to comply with notice

The Borrower and the Collateral Owners shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5	Additional limited liability company action

At the same time as the Borrower or a Collateral Owner delivers to the Agent any document executed under Clause 6.1(a), the Borrower or, as the case may be, any Collateral Owner shall also deliver to the Agent a certificate signed by an officer of the Borrower or, as the case may be, that Collateral Owner which shall:

(a)	set out the text of a resolution of the Borrower’s or the Collateral Owner’s governing body specifically authorising the execution of the document specified by the Agent unless the execution of the relevant document is authorised by the existing resolutions and general power of attorney of the Borrower or, as the case maybe, that Collateral Owner; and

(b)	state that either the resolution was duly passed by the sole member at a meeting of the Borrower or that Collateral Owner validly convened and held throughout and is valid under that Security Party’s articles of association or other constitutional documents.

7	Expenses

7.1	Reimbursement of expenses

The Borrower shall reimburse to the Agent on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses) and taxes thereon incurred by the Agent or any other Finance Party in connection with the negotiation, preparation and execution of each of this Agreement and the Amended and Restated Facility Agreement.

8	Notices

8.1	General

The provisions of clause 30 (Notices) of the Facility Agreement, as amended and restated by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.
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9	Supplemental

9.1	Counterparts

This Agreement may be executed in any number of counterparts.

9.2	Third party rights

Other than a Finance Party, no person who is not a party to this Agreement has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	Law and Jurisdiction

10.1	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

10.2	Incorporation of the Facility Agreement provisions

The provisions of clause 39 (Enforcement) of the Facility Agreement, as amended and restated by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

This Agreement has been duly executed as a Deed on the date stated at the beginning of this Agreement.
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Schedule 1

The Parties

Part A

The Obligors

Name of Borrower	Place of Formation	Address for Communication

SAFE BULKERS, INC.	Republic of the Marshall Islands	c/o Safety Management Overseas S.A. 32 Avenue Karamanli GR- 166 05 Voula Athens Greece Fax no.: +30 210 895 6900

Name of Collateral Owner	Place of Formation	Address for Communication

AVSTES SHIPPING CORPORATION	Republic of Liberia	c/o Safety Management Overseas S.A. 32 Avenue Karamanli GR- 166 05 Voula Athens Greece Fax no.: +30 210 895 6900

ENIADEFHI SHIPPING CORPORATION	Republic of Liberia	c/o Safety Management Overseas S.A. 32 Avenue Karamanli GR- 166 05 Voula Athens Greece Fax no.: +30 210 895 6900

ENIAPROHI SHIPPING CORPORATION	Republic of Liberia	c/o Safety Management Overseas S.A. 32 Avenue Karamanli GR- 166 05 Voula Athens Greece Fax no.: +30 210 895 6900

MARINDOU SHIPPING CORPORATION	Republic of Liberia	c/o Safety Management Overseas S.A. 32 Avenue Karamanli GR- 166 05 Voula Athens Greece Fax no.: +30 210 895 6900
8

MAXDODEKA SHIPPING CORPORATION	Republic of Liberia	c/o Safety Management Overseas S.A. 32 Avenue Karamanli GR- 166 05 Voula Athens Greece Fax no.: +30 210 895 6900

PELEA SHIPPING LTD.	Republic of Liberia	c/o Safety Management Overseas S.A. 32 Avenue Karamanli GR- 166 05 Voula Athens Greece Fax no.: +30 210 895 6900

VASSONE SHIPPING CORPORATION	Republic of Liberia domesticated in the Republic of the Marshall Islands	c/o Safety Management Overseas S.A. 32 Avenue Karamanli GR- 166 05 Voula Athens Greece Fax no.: +30 210 895 6900

VASSTWO SHIPPING CORPORATION	Republic of Liberia	c/o Safety Management Overseas S.A. 32 Avenue Karamanli GR- 166 05 Voula Athens Greece Fax no.: +30 210 895 6900

GLOVERFOUR SHIPPING CORPORATION	Republic of the Marshall Islands	c/o Safety Management Overseas S.A. 32 Avenue Karamanli GR- 166 05 Voula Athens Greece Fax no.: +30 210 895 6900

GLOVERFIVE SHIPPING CORPORATION	Republic of the Marshall Islands	c/o Safety Management Overseas S.A. 32 Avenue Karamanli GR- 166 05 Voula Athens Greece Fax no.: +30 210 895 6900
9

SHIKOKUEXI SHIPPING INC.	Republic of the Marshall Islands	c/o Safety Management Overseas S.A. 32 Avenue Karamanli GR- 166 05 Voula Athens Greece Fax no.: +30 210 895 6900
10

Part B

The Original Lenders

Name of Original Lender	Original Commitment	Address for Communication

DNB (UK) LIMITED	US$210,000,000	8th Floor, The Walbrook Building 25 Walbrook London EC4N 8AF England Fax no.: +44 207 626 5956
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Part C

The Servicing Parties

Name of Agent	Address for Communication

DNB BANK ASA	8th Floor, The Walbrook Building 25 Walbrook London EC4N 8AF England Fax no.: +44 207 626 5956

Name of Security Agent	Address for Communication

DNB BANK ASA	8th Floor, The Walbrook Building 25 Walbrook London EC4N 8AF England Fax no.: +44 207 626 5956

Name of Swap Provider	Address for Communication

DNB BANK ASA	8th Floor, The Walbrook Building 25 Walbrook London EC4N 8AF England Fax no.: +44 207 626 5956

Name of Mandated Lead Arranger	Address for Communication

DNB BANK ASA	8th Floor, The Walbrook Building 25 Walbrook London EC4N 8AF England Fax no.: +44 207 626 5956
12

Execution Pages

BORROWER

SIGNED and DELIVERED	)
as a DEED by Konstantinos Adamopoulos	) /s/ Konstantinos Adamopoulos
duly authorised	)
for and on behalf of	)
SAFE BULKERS, INC.	)
in the presence of:	)

Witness’ signature:	) /s/ Aikaterina Dimitriou
Witness’ name:	) Aikaterina Dimitriou
Witness’ address:	) Watson Farley & Williams 348 Syngrou Avenue 17674 Kallithea Athens, Greece

COLLATERAL OWNERS

SIGNED and DELIVERED	)
as a DEED by Konstantinos Adamopoulos	) /s/ Konstantinos Adamopoulos
duly authorised	)
for and on behalf of	)
AVSTES SHIPPING CORPORATION	)
in the presence of:	)

Witness’ signature:	) /s/ Aikaterina Dimitriou
Witness’ name:	) Aikaterina Dimitriou
Witness’ address:	) Watson Farley & Williams 348 Syngrou Avenue 17674 Kallithea Athens, Greece

SIGNED and DELIVERED	)
as a DEED by Konstantinos Adamopoulos	) /s/ Konstantinos Adamopoulos
duly authorised	)
for and on behalf of	)
ENIADEFHI SHIPPING CORPORATION	)
in the presence of:	)

Witness’ signature:	) /s/ Aikaterina Dimitriou
Witness’ name:	) Aikaterina Dimitriou
Witness’ address:	) Watson Farley & Williams 348 Syngrou Avenue 17674 Kallithea Athens, Greece
13

SIGNED and DELIVERED	)
as a DEED by Konstantinos Adamopoulos	) /s/ Konstantinos Adamopoulos
duly authorised	)
for and on behalf of	)
ENIAPROHI SHIPPING CORPORATION	)
in the presence of:	)

Witness’ signature:	) /s/ Aikaterina Dimitriou
Witness’ name:	) Aikaterina Dimitriou
Witness’ address:	) Watson Farley & Williams 348 Syngrou Avenue 17674 Kallithea Athens, Greece

SIGNED and DELIVERED	)
as a DEED by Konstantinos Adamopoulos	) /s/ Konstantinos Adamopoulos
duly authorised	)
for and on behalf of	)
MARINDOU SHIPPING CORPORATION	)
in the presence of:	)

Witness’ signature:	) /s/ Aikaterina Dimitriou
Witness’ name:	) Aikaterina Dimitriou
Witness’ address:	) Watson Farley & Williams 348 Syngrou Avenue 17674 Kallithea Athens, Greece

SIGNED and DELIVERED	)
as a DEED by Konstantinos Adamopoulos	) /s/ Konstantinos Adamopoulos
duly authorised	)
for and on behalf of	)
MAXDODEKA SHIPPING	)
CORPORATION	)
in the presence of:	)

Witness’ signature:	) /s/ Aikaterina Dimitriou
Witness’ name:	) Aikaterina Dimitriou
Witness’ address:	) Watson Farley & Williams 348 Syngrou Avenue 17674 Kallithea Athens, Greece

SIGNED and DELIVERED	)
as a DEED by Konstantinos Adamopoulos	) /s/ Konstantinos Adamopoulos
duly authorised	)
for and on behalf of	)
PELEA SHIPPING LTD.	)
in the presence of:	)

Witness’ signature:	) /s/ Aikaterina Dimitriou
Witness’ name:	) Aikaterina Dimitriou
Witness’ address:	) Watson Farley & Williams 348 Syngrou Avenue 17674 Kallithea Athens, Greece
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SIGNED and DELIVERED	)
as a DEED by Konstantinos Adamopoulos	) /s/ Konstantinos Adamopoulos
duly authorised	)
for and on behalf of	)
VASSONE SHIPPING CORPORATION	)
in the presence of:	)

Witness’ signature:	) /s/ Aikaterina Dimitriou
Witness’ name:	) Aikaterina Dimitriou
Witness’ address:	) Watson Farley & Williams 348 Syngrou Avenue 17674 Kallithea Athens, Greece

SIGNED and DELIVERED	)
as a DEED by Konstantinos Adamopoulos	) /s/ Konstantinos Adamopoulos
duly authorised	)
for and on behalf of	)
VASSTWO SHIPPING CORPORATION	)
in the presence of:	)

Witness’ signature:	) /s/ Aikaterina Dimitriou
Witness’ name:	) Aikaterina Dimitriou
Witness’ address:	) Watson Farley & Williams 348 Syngrou Avenue 17674 Kallithea Athens, Greece

SIGNED and DELIVERED	)
as a DEED by Konstantinos Adamopoulos	) /s/ Konstantinos Adamopoulos
duly authorised	)
for and on behalf of	)
GLOVERFOUR SHIPPING CORPORATION	)
in the presence of:	)

Witness’ signature:	) /s/ Aikaterina Dimitriou
Witness’ name:	) Aikaterina Dimitriou
Witness’ address:	) Watson Farley & Williams 348 Syngrou Avenue 17674 Kallithea Athens, Greece

SIGNED and DELIVERED	)
as a DEED by Konstantinos Adamopoulos	) /s/ Konstantinos Adamopoulos
duly authorised	)
for and on behalf of	)
GLOVERFIVE SHIPPING CORPORATION	)
in the presence of:	)

Witness’ signature:	) /s/ Aikaterina Dimitriou
Witness’ name:	) /s/ Aikaterina Dimitriou
Witness’ address:	) Watson Farley & Williams 348 Syngrou Avenue 17674 Kallithea Athens, Greece
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SIGNED and DELIVERED	)
as a DEED by Konstantinos Adamopoulos	) /s/ Konstantinos Adamopoulos
duly authorised	)
for and on behalf of	)
SHIKOKUEXI SHIPPING INC.	)
in the presence of:	)

Witness’ signature:	) /s/ Aikaterina Dimitriou
Witness’ name:	) Aikaterina Dimitriou
Witness’ address:	) Watson Farley & Williams 348 Syngrou Avenue 17674 Kallithea Athens, Greece

ORIGINAL LENDERS

SIGNED and DELIVERED	)
as a DEED by Daphne Electra Angela Stanatopoulos	) /s/ Daphne Electra Angela Stanatopoulos
duly authorised	)
for and on behalf of	)
DNB (UK) LIMITED	)
in the presence of:	)

Witness’ signature:	) /s/ Aikaterina Dimitriou
Witness’ name:	) Aikaterina Dimitriou
Witness’ address:	) Watson Farley & Williams 348 Syngrou Avenue 17674 Kallithea Athens, Greece

ARRANGER

SIGNED and DELIVERED	)
as a DEED by Daphne Electra Angela Stanatopoulos	) /s/ Daphne Electra Angela Stanatopoulos
duly authorised	)
for and on behalf of	)
DNB BANK ASA	)
in the presence of:	)

Witness’ signature:	) /s/ Aikaterina Dimitriou
Witness’ name:	) Aikaterina Dimitriou
Witness’ address:	) Watson Farley & Williams 348 Syngrou Avenue 17674 Kallithea Athens, Greece

SWAP PROVIDER

SIGNED and DELIVERED	)
as a DEED by Daphne Electra Angela Stanatopoulos	) /s/ Daphne Electra Angela Stanatopoulos
duly authorised	)
for and on behalf of	)
DNB BANK ASA	)
in the presence of:	)

Witness’ signature:	) /s/ Aikaterina Dimitriou
Witness’ name:	) Aikaterina Dimitriou
Witness’ address:	) Watson Farley & Williams 348 Syngrou Avenue 17674 Kallithea Athens, Greece
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AGENT

SIGNED and DELIVERED	)
as a DEED by Daphne Electra Angela Stanatopoulos	) /s/ Daphne Electra Angela Stanatopoulos
duly authorised	)
for and on behalf of	)
DNB BANK ASA	)
in the presence of:	)

Witness’ signature:	) /s/ Aikaterina Dimitriou
Witness’ name:	) Aikaterina Dimitriou
Witness’ address:	) Watson Farley & Williams 348 Syngrou Avenue 17674 Kallithea Athens, Greece

SECURITY AGENT

SIGNED and DELIVERED	)
as a DEED by Daphne Electra Angela Stanatopoulos	) /s/ Daphne Electra Angela Stanatopoulos
duly authorised	)
for and on behalf of	)
DNB BANK ASA	)
in the presence of:	)

Witness’ signature:	) /s/ Aikaterina Dimitriou
Witness’ name:	) Aikaterina Dimitriou
Witness’ address:	) Watson Farley & Williams 348 Syngrou Avenue 17674 Kallithea Athens, Greece
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Appendix 1

Form of Amended and Restated Facility Agreement marked to indicate amendments to the Facility Agreement

Amendments are indicated as follows:

1	additions are indicated by underlined text; and

2	deletions are shown by the relevant text being struck out.
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Dated 22 September 2014
as amended by supplemental agreements dated 20 February 2015 and 15 December 2015
and as amended and restated on 22 February 2016

SAFE BULKERS, INC.

as Borrower

and

The Financial Institutions
listed in Schedule 1

as Original Lenders

and

DNB BANK ASA

as Mandated Lead Arranger

and

DNB BANK ASA

as Agent

and

DNB BANK ASA

as Swap Provider

and

DNB BANK ASA

as Security Agent

Loan Agreement

relating to
$210,000,000 Secured Loan Agreement

Index

Clause		Page

	Section 1 Interpretation	2
1	Definitions and Interpretation	2
	Section 2 The Loan	24
2	The Loan	24
3	Purposes	24
4	Conditions of Utilisation	24
	Section 3 Utilisation	26
5	Advance	26
	Section 4 Repayment, Prepayment and Cancellation	27
6	Repayment	27
7	Illegality, Prepayment and Cancellation	27
	Section 5 Costs of Utilisation	31
8	Interest	31
9	Interest Periods	31
10	Changes to the Calculation of Interest	32
11	Fees	33
	Section 6 Additional Payment Obligations	34
12	Tax Gross Up and Indemnities	34
13	Increased Costs	41
14	Other Indemnities	42
15	Mitigation by the Lenders	44
16	Costs and Expenses	45
	Section 7 Security and Application of Moneys	47
17	Security Documents and Application of Moneys	47
	Section 8 Representations, Undertakings and Events of Default	52
18	Representations	52
19	Information Undertakings	57
20	Financial Covenants	59
21	General Undertakings	59
22	Events of Default	65
	Section 9 Changes to Parties	71
23	Changes to the Lenders	71
24	Changes to the Security Parties	74
	Section 10 The Finance Parties	75
25	Role of the Agent, the Security Agent and the Arranger	75
26	Conduct of Business by the Finance Parties	84
27	Sharing among the Finance Parties	85
	Section 11 Administration	87
28	Payment Mechanics	87
29	Set-Off	91
30	Notices	91
31	Calculations and Certificates	94
32	Partial Invalidity	94
33	Remedies and Waivers	94
34	Amendments and Waivers	94
35	Confidentiality	97
36	Disclosure of Lender Details by Agent	101
37	Counterparts	102
	Section 12 Governing Law and Enforcement	103
38	Governing Law	103
39	Enforcement	103
Schedule 1 The Original Lenders		104
Schedule 2		105
Schedule 3 Drawdown Request		115

THIS AGREEMENT is made on 22 September 2014 as amended by supplemental agreements dated 20 February 2015 and 15 December 2015 and as further amended and restated by an Amending and Restating Agreement dated 22 February 2016

PARTIES

(1)	SAFE BULKERS, INC., a corporation incorporated under the law of the Republic of the Marshall Islands, with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the “Borrower”)

(2)	The Financial Institutions listed in Schedule 1 (The Original Lenders), each acting through its Facility Office (together the “Original Lenders” and each an “Original Lender”)

(3)	DNB BANK ASA, acting as mandated lead arranger through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, England (in that capacity, the “Arranger”)

(4)	DNB BANK ASA, acting as agent through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, England (in that capacity, the “Agent”)

(5)	DNB BANK ASA, acting as swap provider through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, England (in that capacity, the “Swap Provider”)

(6)	DNB BANK ASA, acting as security agent through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, England (in that capacity, the “Security Agent”)

BACKGROUND

(A)	Each Collateral Owner is a wholly owned subsidiary of the Borrower and is either the registered owner of the relevant Vessel, or, in the case of Shikokuexi, intends to agree to purchase from the Seller, the Newbuilding Vessel to be constructed by the Builder on the terms of the Building Contract and has registered that Vessel or, in the case of Shikokuexi, intends to register the Newbuilding Vessel on delivery under an Approved Flag.

(B)	Each of the Original Lenders has agreed to advance to the Borrower its Commitment by way of secured term loan to provide post-delivery financing in respect of the Vessels and for general corporate purposes.

OPERATIVE PROVISIONS

Section 1

Interpretation

1	Definitions and Interpretation

1.1	Definitions

In this Agreement:

“Acceptable Bank” means a bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of A- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency.

“Acceptable Charter” means, in respect of a Vessel or any other Group Vessel, any time charter or other contract of employment which:

(a)	has an unexpired term of at least three (3) months’ duration; and

(b)	has been entered into by and between the respective Collateral Owner or the respective owner of any other Group Vessel (as the case may be) and a charterer which has a minimum credit rating of “BBB-” or better according to Standard and Poor’s or “Baa3” or better according to Moody’s; and/or

(c)	has not been terminated, repudiated, cancelled, suspended, rescinded, revoked or otherwise ceases to remain in full force and effect, at any time during the Facility Period,

or any other charter acceptable to the Agent.

“Account Holder” means DNB Bank ASA, acting through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, England or any other bank or financial institution which at any time, with the Security Agent’s prior written consent (such consent not to be unreasonably withheld or delayed), holds the Earnings Accounts.

“Accounting Information” means the annual financial statements and/or quarterly financial statements to be provided by the Borrower to the Agent in accordance with Clause 19.1 (Financial statements).

“Account Security Deed” means the account security deed referred to in Clause 17.1(e) (Security Documents).

“Administration” has the meaning given to it in paragraph 1.1.3 of the ISM Code.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Amending and Restating Agreement” means the amending and restating agreement dated 22 February 2016 and made between (i) the Borrowers, (ii) the Collateral Owners, (iii) the Original Lender, (iv) the Mandated Lead Arranger, (v) the Agent, (vi) the Swap Provider and (vii) the Security Agent setting out the terms and conditions upon which this Agreement and certain other Finance Documents have been amended, restated and/or supplemented.

“Annex VI” means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997).

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“Approved Flag” means the flag of the Republic of Cyprus, the Republic of the Marshall Islands or any other flag acceptable to the Agent in its absolute discretion (such acceptance not to be unreasonably withheld or delayed).

“Approved Shipbroker” means each of Arrow Chartering (UK), Braemar Seascope Group, Clarksons PLC and Fearnleys and any other reputable, independent and first class firm of ship brokers requested by the Borrower and accepted by the Agent in its absolute discretion (such acceptance not to be unreasonably withheld or delayed).

“Assignments” means all the forms of assignment referred to in Clause 17.1(b) (Security Documents).

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period which ended on 8 February 2016.

“Balloon Instalment” has the meaning given to it in Clause 6.1 (Repayment of Loan).

“Break Costs” means the amount (if any) by which:

(a)	the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or an Unpaid Sum to the last day of the current Interest Period in respect of the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Builder” means the person specified as such in the definition of “Newbuilding Vessel” below.

“Building Contract Assignment” means the deed of assignment of the Building Contract and the Refund Guarantee referred to in Clause 17.1(c) (Security Documents).

“Building Contract” means the memorandum of agreement in respect of the Newbuilding Vessel dated 7 December 2011 (as amended and/or supplemented) on the terms and subject to the conditions of which the Seller has agreed to sell and deliver the Newbuilding Vessel to be constructed by the Builder to Shikokuexi.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in New York, Athens and London.

“Cash” means, at any time, cash credited to a bank account in the name of any of the Borrower, the Collateral Owners or a member of the Group and to which the Borrower, the Collateral Owners or a member of the Group are beneficially entitled to.

“Charged Property” means all of the assets of the Security Parties which from time to time are, or are expressed to be, the subject of the Security Documents.

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“Charter” means, in respect of a Vessel, any charter or contract of employment of a duration which is equal to or exceeds or (inclusive of any extension option) is capable of exceeding twenty four (24) months on the terms and subject to the conditions of which a Collateral Owner has chartered or will charter its Vessel to a charterer.

“Code” means the US Internal Revenue Code of 1986.

“Collateral Owners” means together Avstes Shipping Corporation (“Avstes”), Eniadefhi Shipping Corporation (“Eniadefhi”), Eniaprohi Shipping Corporation (“Eniaprohi”), Marindou Shipping Corporation (“Marindou”) Maxdodeka Shipping Corporation (“Maxdodeka”), Pelea Shipping Ltd. (“Pelea”) and Vasstwo Shipping Corporation (“Vasstwo”), each a corporation incorporated under the laws of the Republic of Liberia whose registered address is at 80 Broad Street, Monrovia, Liberia, Vassone Shipping Corporation (“Vassone”) a corporation domesticated under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960, Gloverfour Shipping Corporation (“Gloverfour”), Gloverfive Shipping Corporation (“Gloverfive”) and Shikokuexi Shipping Inc. (“Shikokuexi”), each a corporation incorporated under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 and “Collateral Owner” means each one of them.

“Commitment” means:

(a)	in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Commitment Fee” means the commitment fee to be paid by the Borrower to the Agent under Clause 11.1 (Commitment Fee).

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

“Confidential Information” means all information relating to any Security Party, the Finance Documents or the Loan of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Loan from either:

(a)	any Security Party or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Security Party or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 35 (Confidentiality); or
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(ii)	is identified in writing at the time of delivery as non-confidential by any Security Party or any of its advisers; or

(iii)	is known by that Finance Party before the date the information is disclosed to it in accordance with (a) or (b) or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with any Security Party and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the Loan Market Association at the relevant time.

“Confirmation” means a Confirmation exchanged or deemed to be exchanged between the Swap Provider and the Borrower as contemplated by the Master Agreement.

“Consolidated Group Leverage” means at any relevant time Consolidated Total Liabilities divided by Consolidated Total Assets.

“Consolidated Total Assets” means, at any date, the aggregate of:

(a)	the then current Market Values of all Group Vessels (in the case of a Vessel and any Group Vessel, the Market Value shall be conclusively determined by reference only to the most recent valuation(s) of such Vessel and such Group Vessel (as the case may be);

(b)	the then current aggregate amount of Cash, Marketable Securities (but excluding Marketable Securities accounted for in the definition of Consolidated Total Liabilities below) and receivables due to the Group (less provision for bad and doubtful debts) as shown in the latest financial statements of the Borrower; and

(c)	the book values of all other assets (other than the assets referred to in sub-paragraphs (a) and (b) hereof) excluding amounts classified as “Accrued revenue resulting from varying charter rates” as shown in the latest financial statements of the Borrower.

“Consolidated Total Liabilities” means, at the relevant date and for a particular period, the aggregate of the consolidated Financial Indebtedness of the Group shown in the latest consolidated financial statements for the Group (excluding (i) amounts classified as “Deferred revenue resulting from varying charter rates” as shown in the latest relevant financial statements and (ii) liabilities to its shareholders, provided that they are subordinated on terms acceptable to the Agent in its discretion.

“Credit Support Document” means any document described as such in the Master Agreement and any other document referred to in any such document which has the effect of creating security in favour of any of the Finance Parties.

“Credit Support Provider” means any person (other than the Borrower) described as such in the Master Agreement.

“Current Shareholders” means the shareholders of the Borrower notified to the Agent in the Side Letter who beneficially hold directly or indirectly not less than thirty five cent (35%) of the shares in the Borrower on the date of this Agreement.

“CTA” means the Corporation Tax Act 2009.

“Debt” means the aggregate (as of the date of calculation) of all obligations of the Group then outstanding for the payment or repayment of Financial Indebtedness as stated in the

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Accounting Information then most recently required to be delivered pursuant to Clause 19.1 (Financial statements) including, without limitation:

(a)	any amounts payable by the Group under leases, including, but not limited to, time chartering contracts, or similar arrangements over their respective periods;

(b)	any credit to the Group from a supplier of goods or under any instalment purchase or other similar arrangement;

(c)	the aggregate amount then outstanding of liabilities and obligations of third parties to the extent that they are guaranteed by the Group;

(d)	any contingent liabilities (including any taxes or other payments under dispute or arbitration) which have been or, under GAAP, should be recorded in the notes to the Group’s financial statements; and

(e)	any deferred tax liabilities.

“Deed of Covenants” means the deed of covenants referred to in Clause 17.1(a) (Security Documents).

“Default” means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)	which has failed to make its participation in a Drawing available (or has notified the Agent or the Borrower (which has notified the Agent) that it will not make its participation in a Drawing available) by the relevant Drawdown Date in accordance with Clause 5.3 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of (a):

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within three Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Delivery Date” means the date of actual delivery of the Newbuilding Vessel to Shikokuexi by the Seller and/or the Builder under the terms of the Building Contract.

“Disruption Event” means either or both of:

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(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Loan (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“DOC” means, in relation to the ISM Company, a valid Document of Compliance issued for the ISM Company by the Administration under paragraph 13.2 of the ISM Code.

“Drawdown Date” means the date on which a Drawing is advanced under Clause 5 (Advance).

“Drawdown Request” means a notice substantially in the form set out in Schedule 3 (Drawdown Request).

“Drawing” means any one amount advanced or to be advanced pursuant to a Drawdown Request or, where the context permits, the amount advanced and for the time being outstanding and “Drawings” means more than one of them.

“EBITDA” on a consolidated basis of the Group means the earnings before interest, expenses and other financial charges, taxes, depreciation and amortization (for the previous period of twelve months) as shown in the relevant consolidated financial statements for the Group.

“Earnings” means (i) all hires, freights, pool income and other sums payable to or for the account of a Collateral Owner in respect of a Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of a Vessel.

“Earnings Accounts” means:

(a)	a bank account opened in the name of Avstes with the Account Holder and designated “Avstes Shipping Corporation - Earnings Account” with account number 63628002;

(b)	a bank account opened in the name of Eniadefhi with the Account Holder and designated “Eniadefhi Shipping Corporation - Earnings Account” with account number 63646001;

(c)	a bank account opened in the name of Eniaprohi with the Account Holder and designated “Eniaprohi Shipping Corporation - Earnings Account” with account number 63647001;
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(d)	a bank account opened in the name of Marindou with the Account Holder and designated “Marindou Shipping Corporation - Earnings Account” with account number 62597005;

(e)	a bank account opened in the name of Maxdodeka with the Account Holder and designated “Maxdodeka Shipping Corporation - Earnings Account” with account number 63940001;

(f)	a bank account opened in the name of Pelea with the Account Holder and designated “Pelea Shipping Ltd. - Earnings Account” with account number 63397003;

(g)	a bank account opened or to be opened in the name of Vasstwo with the Account Holder and designated “Vasstwo Shipping Corporation - Earnings Account” with account number 65179001;

(h)	a bank account opened or to be opened in the name of Gloverfour with the Account Holder and designated “Gloverfour Shipping Corporation - Earnings Account” with account number 65422001;

(i)	a bank account opened or to be opened in the name of Gloverfive with the Account Holder and designated “Gloverfive Shipping Corporation - Earnings Account” with account number 65423001;

(j)	a bank account opened or to be opened in the name of Vassone with the Account Holder and designated “Vassone Shipping Corporation - Earnings Account” with account number 65422001; and

(k)	a bank account opened or to be opened in the name of Shikokuexi with the Account Holder and designated “Shikokuexi Shipping Inc. - Earnings Account” with account number 65846001,

and “Earnings Account”, means any one of them.

“Encumbrance” means a mortgage, charge, assignment, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Environmental Approval” means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws.

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, “claim” includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means:

(a)	any release, emission, spill or discharge into a Vessel or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from a Vessel; or

(b)	any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface
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water from a vessel other than a Vessel and which involves a collision between a Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Vessel and/or any Security Party and/or any operator or manager of a Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)	any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from a Vessel and in connection with which a Vessel is actually or potentially liable to be arrested and/or where any Security Party and/or any operator or manager of a Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

“Environmental Law” means any present or future law or regulation relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

“Environmentally Sensitive Material” means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“Event of Default” means any event or circumstance specified as such in Clause 22 (Events of Default).

“Existing Vessels” means the following dry bulk carrier vessels with the deadweight tonnage and IMO numbers set out below and built in the year set out below and everything now or in the future belonging to them on board and ashore, each currently registered under the laws and flag of the Republic of Cyprus in the ownership of the respective Collateral Owners set out below and “Existing Vessel” means any one of them:

Name of Vessel	Collateral Owner	Dwt	IMO number	Year of build
VASSOS	Avstes	76,015	9256872	2004
MARTINE	Eniadefhi	87,000	9411537	2009
ELENI	Eniaprohi	87,000	9411525	2008
MARIA	Marindou	76,015	9252424	2003
ANDREAS K	Maxdodeka	91,800	9438121	2009
PEDHOULAS LEADER	Pelea	82,000	9323065	2007
XENIA	Vasstwo	92,000	9317834	2006
PEDHOULAS COMMANDER	Vassone	83,685	9381524	2008
KYPROS BRAVERY	Gloverfour	77,078	9694490	2015
KYPROS LOYALTY	Gloverfive	77,078	9717424	2015
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“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Facility Period” means the period beginning on the date of this Agreement and ending on the date when the whole of the Indebtedness has been paid in full and the Security Parties have ceased to be under any further actual or contingent liability to the Finance Parties under or in connection with the Finance Documents.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in (a); or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in (a) or (b) with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)	in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within (a) or (b), 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter or letters between the Arranger and the Borrower (or the Agent and the Borrower or the Security Agent and the Borrower) setting out any of the fees referred to in Clause 11 (Fees).

“Finance Documents” means this Agreement, the Amending and Restating Agreement, the Master Agreement, the Security Documents, any Fee Letter and any other document designated as such by the Agent and the Borrower together and “Finance Document” means any one of them.

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“Finance Parties” means the Arranger, the Agent, the Security Agent, the Swap Provider and the Lenders and “Finance Party” means any one of them.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any actual amount which is due as a result of the termination or close-out of any Treasury Transaction;

(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of (i) an underlying liability of an entity which is not a Security Party or a member of the Group which liability would fall within one of the other sections of this definition or (ii) any liabilities of any Security Party or any other member of the Group relating to any post-retirement benefit scheme;

(h)	any amount classified as borrowings under GAAP;

(i)	any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 120 days after the date of supply;

(j)	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under GAAP; and

(k)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in (a) to (j).

“GAAP” means generally accepted accounting principles in the United States of America.

“Group” means the Borrower and each of the Subsidiaries for the time being.

“Group Vessel” means any vessel owned by, leased by under a financial lease or constructed for (in the case of a newbuilding under construction) the account of any member of the Group.

“Guarantee” means the guarantee and indemnity of each Guarantor referred to in Clause 17.1(d) (Security Documents).

“Guarantor” means each Collateral Owner and/or (where the context permits) any other person who shall at any time during the Facility Period give to the Lenders or to the Security

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Agent on their behalf a guarantee and/or indemnity for the payment of all or part of the Indebtedness.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IAPPC” means a valid international air pollution prevention certificate for a Vessel issued under Annex VI.

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under (a) or (b) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of (a):

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within three Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Indebtedness” means the aggregate from time to time of: the amount of the Loan outstanding; all accrued and unpaid interest on the Loan; and all other sums of any nature (together with all accrued and unpaid interest on any of those sums) payable to any of the Finance Parties under all or any of the Finance Documents.

“Insolvency Event” in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;
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(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in (d) and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in (d));

(i)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in (a) to (i); or

takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the events specified in (a) to (j).

“Insurances” means all policies and contracts of insurance (including all entries in protection and indemnity or war risks associations) which are from time to time taken out or entered into in respect of or in connection with a Vessel or her increased value or the Earnings and (where the context permits) all benefits under such contracts and policies, including all claims of any nature and returns of premium.

“Interest Expense” means all paid or payable interest, charges and expenses in the nature of interest (whether paid, payable or capitalised) incurred by the Group and as stated in the financial statements then most recently required to be delivered pursuant to Clause 19.1 (Financial statements).

“Interest Payment Date” means each date for the payment of interest in accordance with Clause 8.2 (Payment of interest).

“Interest Period” means each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

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“ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention.

“ISM Company” means, at any given time, the company responsible for each Vessel’s compliance with the ISM Code under paragraph 1.1.2 of the ISM Code.

“ISPS Code” means the International Ship and Port Facility Security Code.

“ISSC” means a valid international ship security certificate for each Vessel issued under the ISPS Code.

“ITA” means the Income Tax Act 2007.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 4.3 (Conditions subsequent).

“Legal Reservations” means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any qualifications contained in any Legal Opinion.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 23 (Changes to the Lenders),

which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.

“LIBOR” means:

(a)	the applicable Screen Rate; or

(b)	(if (i) no Screen Rate is available for the currency of the Loan or (ii) no Screen Rate is available for the relevant Interest Period) the Reference Bank Rate,

as of 11.00 a.m. on the Quotation Day for dollars and for a period equal in length to the relevant Interest Period and, if that rate is less than zero, LIBOR shall be deemed to be zero.

“Loan” means the aggregate amount advanced or to be advanced by the Lenders to the Borrower under Clause 2 (The Loan) or, where the context permits, the principal amount advanced and for the time being outstanding.

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“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction).

“Management Agreements” means, the agreements for the commercial and/or technical management of the Vessels between the Collateral Owners and the Managers and “Management Agreement” means any one of them.

“Managers” means either (i) Safety Management Overseas S.A. (“SMO”), of the Republic of Panama, whose registered office is at Edificio Torre Universal, Piso 12, Avenida Federico Boyd, P.O. Box 8807, Panama, Republic of Panama or (ii) Safe Bulkers Management Limited (“SBM”), of the Republic of Cyprus, whose registered office is at Panteli Katelari 16, Diagoras House, 7th Floor, 1097 Nicosia, Cyprus or (iii) such other commercial and/or technical managers of the Vessels nominated by a Collateral Owner respectively as the Agent may approve (such approval not to be unreasonably withheld or delayed).

“Managers’ Undertakings” means the written undertakings of the Managers whereby, throughout the Facility Period unless otherwise agreed by the Agent:

(a)	they will remain the commercial or technical managers of each Vessel (as the case may be);

(b)	they will not, without the prior written consent of the Agent, such consent not to be unreasonably withheld or delayed, subcontract or delegate the commercial or technical management of each Vessel (as the case may be) to any third party;

(c)	the interests of the Managers in the Insurances will be assigned to the Security Agent with first priority; and

(d)	(following the occurrence of an Event of Default) all claims of the Managers against the relevant Collateral Owner shall be subordinated to the claims of the Finance Parties under the Finance Documents.

“Margin” means for the period commencing on and including:

(a)	22 September 2014 until and excluding 1 September 2015, one point forty per cent (1.40%) per annum;

(b)	1 September 2015 until and excluding the date of the Amending and Restating Agreement, one point fifty five per cent (1.55%) per annum;

(c)	the date of the Amending and Restating Agreement until and excluding 31 March 2020, one point eighty per cent (1.80%) per annum; and

(d)	31 March 2020 until and excluding the Termination Date, two point fifty per cent (2.50%) per annum.

“Market Value” means the value of a Vessel or any other Group Vessel conclusively determined in accordance with clause 17.11 (Market Value Determination).

“Marketable Securities” means any bonds, stocks, notes or bills payable in a freely convertible and transferable currency and which are listed on a stock exchange acceptable to the Agent.

“Master Agreement” means the Novated Master Agreement and any ISDA Master Agreement (or any other form of master agreement relating to interest or currency exchange transactions) entered into between the Swap Provider and the Borrower during

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the Facility Period, including each Schedule to any Master Agreement and each Confirmation exchanged under any Master Agreement.

“Master Agreement Benefits” means all benefits whatsoever of the Borrower under or in connection with the Master Agreement including, without limitation, all moneys payable to the Borrower under the Master Agreement and all claims for damages in respect of any breach by the Swap Provider of the Master Agreement.

“Master Agreement Charge” means the deed of charge referred to in Clause 17.1(g) (Security Documents).

“Material Adverse Effect” means in the reasonable opinion of the Majority Lenders a material adverse effect on:

(a)	the business and the financial condition of the Group taken as a whole; or

(b)	the ability of any Security Party to perform its obligations under any Finance Document; or

(c)	the validity or enforceability of, or the effectiveness or ranking of any Encumbrance granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Maximum Loan Amount” means an amount not exceeding $145,527,000.

“Mortgage” means the first preferred or priority statutory mortgage referred to in Clause 17.1(a) (Security Documents), together with the Deed of Covenants, if applicable.

“Mortgagees’ Insurances” means all policies and contracts of mortgagees’ interest insurance, mortgagees’ additional perils (oil pollution) insurance and, in the event that an Event of Default has occurred, any other insurance from time to time taken out by the Security Agent in relation to a Vessel.

“Net Worth” means Consolidated Total Assets less Consolidated Total Liabilities.

“New Lender” has the meaning given to that term in Clause 23.1 (Assignments and transfers by the Lenders).

“Newbuilding Vessel” means the vessel currently under construction by the Builder set out below with the Builder’s hull number set out below on the terms of the Building Contract and, on delivery to Shikokuexi, to be registered under an Approved Flag:

Type of Vessel	Seller	Builder	dwt	Hull Number	Collateral Owner
Bulk carrier	ITOCHU Corporation	Imabari Shipbuilding Co. Ltd.	originally contracted for approximately 77,000MT and subsequently amended to 84,000MT	original hull no. S-1663 and subsequently amended to hull no. 1685 (tbn “TROODOS AIR” on delivery)	Shikokuexi
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“Novated Master Agreement” means the master agreement (on the ISDA 1992 form) and schedule thereto both dated 27 December 2012 made between each of Avstes, Eniadefhi, Maxdodeka, Eniaprohi, Pelea and Marindou (as joint and several co-obligors) and the Swap Provider (as swap provider), as amended, supplemented and novated pursuant to a novation agreement made or to be made on or around the date of this Agreement between Avstes, Eniadefhi, Maxdodeka, Eniaprohi, Pelea and Marindou (as transferor), the Borrower (as transferee) and the Swap Provider (as remaining party), pursuant to which each of Avstes, Eniadefhi, Maxdodeka, Eniaprohi, Pelea and Marindou would novate their rights and obligations thereunder to the Borrower on the terms and subject to the conditions contained therein.

“Original Financial Statements” means the audited consolidated financial statements of the Borrower for the financial year ended 31 December 2013.

“Original Jurisdiction” means, in relation to a Security Party, the jurisdiction under whose laws that Security Party is incorporated as at the date of this Agreement.

“Party” means a party to this Agreement.

“Permitted Disposal” means any sale, lease, licence, transfer or other disposal which, except in the case of (b), is on arm’s length terms:

(a)	of trading stock or cash made by any Security Party;

(b)	of any asset by any Security Party (the “Disposing Company”) to any other Security Party (the “Acquiring Company”), but if:

(i)	the Disposing Company had given any Encumbrance over the asset, the Acquiring Company must give an equivalent Encumbrance over that asset; and

(ii)	the Disposing Company is a Guarantor, the Acquiring Company must guarantee at all times an amount no less than that guaranteed by the Disposing Company;

(c)	of assets in exchange for other assets comparable or superior as to type, value and quality;

(d)	of obsolete or redundant vehicles, plant and equipment for cash or asset s in accordance with (c);

(e)	arising as a result of any Permitted Encumbrance; and

(f)	of assets (other than shares) for cash where the higher of the market value and net consideration receivable (when aggregated with the higher of the market value and net consideration receivable for any other sale, lease, licence, transfer or other disposal not allowed under (a) to (f) or as a Permitted Transaction) does not exceed $3,000,000 (or its equivalent) in total during the term of this Agreement and does not exceed $500,000 (or its equivalent) in any financial year of the Borrower.

“Permitted Encumbrance” means:

(a)	any Encumbrance which has the prior written approval of the Agent;

(b)	any Encumbrance arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by a Security Party;

(c)	any Quasi-Security arising as a result of a disposal which is a Permitted Disposal; or
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(d)	any liens for current crews’ wages and salvage and liens incurred in the ordinary course of trading the Vessel up to an aggregate amount at any time no more than 30 days overdue.

“Permitted Transaction” means:

(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Encumbrance or Quasi-Security given, or other transaction arising, under the Finance Documents; or

(b)	transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of any Encumbrance or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms.

“Quasi-Security” has the meaning given to that term in Clause 21.9 (Negative pledge).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined two Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks, in relation to LIBOR, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market and in dollars and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in dollars and for that period.

“Reference Banks” means, in relation to LIBOR, the principal London office of DNB Bank ASA or such other bank or banks as may be appointed by the Agent in prior consultation and agreement with the Borrower).

“Refund Guarantee” means the refund guarantee numbered No. GOE11100076792 issued by the Refund Guarantor in favour of Shikokuexi pursuant to the Building Contract on 7 December 2011.

“Refund Guarantor” means Mizuho Corporate Bank, Ltd., a company incorporated under the laws of Japan with its registered office at Tokyo, Japan or any other financial institution acceptable to the Agent in its absolute discretion.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Documents” means the Finance Documents, the Management Agreements, the Building Contract and the Refund Guarantee.

“Relevant Interbank Market” means the London interbank market.

“Relevant Jurisdiction” means, in relation to a Security Party:

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(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to or intended to be subject to a Security Document to be executed by it is situated;

(c)	any jurisdiction where it conducts its business; and

the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Repayment Date” means the date for payment of any Repayment Instalment in accordance with Clause 6 (Repayment).

“Repayment Instalment” means any instalment of the Loan to be repaid by the Borrower under Clause 6 (Repayment).

“Repeating Representations” means each of the representations set out in Clause 18.1 (Representations) (other than Clauses 18.1(g), 18.1(i), 18.1(j), 18.1(l), 18.1(l)(v), 18.1(n), 18.1(o), 18.1(p), 18.1(q)).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Requisition Compensation” means all compensation or other money which may from time to time be payable to a Collateral Owner as a result of a Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire).

“Restricted Cash Account” means a bank account opened in the name of Borrower with the Account Holder and designated “Safe Bulkers, Inc. – Restricted Cash Account” with account number 63666022.

“Restricted Cash Amount” has the meaning given to such term in Clause 17.13 (Restricted Cash Account).

“Restricted Party” means a person:

(a)	that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of person);

(b)	that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a country which is subject to Sanctions Laws; or

(c)	that is directly or indirectly owned or controlled by a person referred to in (a) and/or (b) above; or

(d)	with which any Lender is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions Laws.

“Sanctions Authority” means the Norwegian State, the United Nations, the European Union, the member states of the European Union, the United States of America, the Monetary Authority of Singapore and the Hong Kong Monetary Authority and any authority acting on behalf of any of them in connection with Sanctions Laws.

“Sanctions Laws” means the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, Executive Orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority.

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“Sanctions List” means any list of persons or entities published in connection with Sanctions Laws by or on behalf of any Sanctions Authority.

“Screen Rate” means, in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or the service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Secured Parties” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

“Security Documents” means the Mortgage, the Assignments, each Guarantee, the Account Security Deed, the Building Contract Assignment, the Managers’ Undertakings, the Master Agreement Charge and any other Credit Support Documents or (where the context permits) any one or more of them, and any other agreement or document which may at any time be executed by any person as security for the payment of all or any part of the Indebtedness and “Security Document” means any one of them.

“Security Parties” means the Borrower, the Guarantors, the Managers, any other Credit Support Provider, and any other person who may at any time during the Facility Period be liable for, or provide security for, all or any part of the Indebtedness, and “Security Party” means any one of them.

“Seller” means the person specified as such in the definition of “Newbuilding Vessel” above.

“Side Letter” means the side letter evidencing the Current Shareholders of the Borrower on the Signing Date issued by the Borrower in favour of the Agent in such form as the Agent may require.

“SMC” means a valid safety management certificate issued for a Vessel by or on behalf of the Administration under paragraph 13.7 of the ISM Code.

“Subsidiary” means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Termination Date” means 30 September 2022.

“Total Commitments” means the aggregate of all the Commitments.

“Total Loss” means:

(a)	an actual, constructive, arranged, agreed or compromised total loss of a Vessel; or

(b)	the requisition for title or compulsory acquisition of a Vessel by any government or other competent authority (other than by way of requisition for hire); or

(c)	the capture, seizure, arrest, detention, hijacking, piracy, theft, condemnation as prize, confiscation or forfeiture of a Vessel (not falling within (b)), unless the Vessel in question is released and returned to the possession of the relevant Collateral Owner within 1 month (but in the case of piracy one hundred and eighty (180) days)
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after the capture, seizure, arrest, detention, hijacking, piracy, theft, condemnation as prize, confiscation or forfeiture in question.

“Transaction” means a transaction entered into between the Swap Provider and the Borrower governed by the Master Agreement.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Trust Property” means:

(a)	all benefits derived by the Security Agent from Clause 17 (Security Documents and Application of Moneys); and

(b)	all benefits arising under (including, without limitation, all proceeds of the enforcement of) each of the Security Documents,

with the exception of any benefits arising solely for the benefit of the Security Agent.

“Unpaid Sum” means any sum due and payable but unpaid by any Security Party under the Finance Documents.

“US” means the United States of America.

“US Tax Obligor” means:

(a)	a Security Party which is resident for tax purposes in the US; or

(b)	a Security Party some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“VAT” means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)	any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in (a), or imposed elsewhere.

“Vessels” means the Existing Vessels and the Newbuilding Vessel and “Vessel” means any one of them.

1.2	Construction

Unless a contrary indication appears, any reference in this Agreement to:

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(a)	any “Lender”, the “Borrower”, any “Security Party” the “Arranger”, the “Agent”, the “Swap Provider”, any “Secured Party”, the “Security Agent”, any “Finance Party” or any “Party” shall be construed so as to include its successors in title, permitted assignees and permitted transferees;

(b)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Borrower and the Agent;

(c)	“assets” includes present and future properties, revenues and rights of every description;

(d)	a “Finance Document”, a “Security Document”, a “Relevant Document” or any other document is a reference to that Finance Document, Security Document, Relevant Document or other document as amended, novated, supplemented, extended or restated from time to time in accordance with its terms;

(e)	a “group of Lenders” includes all the Lenders;

(f)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(g)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality);

(h)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but which the Finance Party applying the same is required to comply with) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(i)	a provision of law is a reference to that provision as amended or re-enacted from time to time; and

(j)	a time of day (unless otherwise specified) is a reference to London time.

1.3	Headings

Section, Clause and Schedule headings are for ease of reference only.

1.4	Defined terms

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.5	Default

A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.

1.6	Currency symbols and definitions “$”, “USD” and “dollars”

Denote the lawful currency of the United States of America.

1.7	Third party rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

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1.8	Offer letter

This Agreement supersedes the terms and conditions contained in any correspondence relating to the subject matter of this Agreement exchanged between any Finance Party and the Borrower or their respective representatives before the date of this Agreement.

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Section 2

The Loan

2	The Loan

2.1	Amount

Subject to the terms of this Agreement, the Lenders agree to make available to the Borrower a secured term loan in an aggregate amount not exceeding the Maximum Loan Amount at any one time. The Maximum Loan Amount has been drawn on certain Drawdown Dates and the aggregate principal amount outstanding is $145,527,000 as at the date of the Amending and Restating Agreement.

2.2	Finance Parties’ rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Security Party shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3	Purposes

3.1	Purposes

The Borrower has applied the Loan for the purposes referred to in Preliminary (B).

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed under this Agreement.

4	Conditions of Utilisation

4.1	Initial conditions precedent

(a)	The Lenders will only be obliged to comply with Clause 5.3 (Lenders’ participation) in relation to the advance of a Drawing if on or before the relevant Drawdown Date, the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

(b)	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in Clause 4.1(a), the Lenders authorise the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.
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4.2	Further conditions precedent

The Lenders will only be obliged to advance a Drawing if on the date of the relevant Drawdown Request and on the proposed Drawdown Date:

(a)	no Event of Default is continuing and no notice has been issued pursuant to Clause 22.2 (Acceleration) in respect thereof; and

(b)	the representations made by the Borrower under Clause 18 (Representations) are true.

4.3	Conditions subsequent

The Borrower undertakes to deliver or to cause to be delivered to the Agent within 7 days after the first Drawdown Date the additional documents and other evidence listed in Part B of Schedule 2 (Conditions Subsequent).

4.4	No waiver

If the Lenders in their sole discretion agree to advance a Drawing to the Borrower before all of the documents and evidence required by Clause 4.1 (Initial conditions precedent) have been delivered to or to the order of the Agent, the Borrower undertakes to deliver all outstanding documents and evidence to or to the order of the Agent no later than 21 days after the relevant Drawdown Date or such other date specified by the Agent (acting on the instructions of all the Lenders).

The advance of a Drawing under this Clause 4.4 (No waiver) shall not be taken as a waiver of the Lenders’ right to require production of all the documents and evidence required by Clauses 4.1 (Initial conditions precedent) and 4.3 (Conditions subsequent).

4.5	Form and content

All documents and evidence delivered to the Agent under this Clause shall:

(a)	be in form and substance acceptable to the Agent; and

(b)	if required by the Agent, be certified, notarised, legalised or attested in a manner acceptable to the Agent.
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Section 3

Utilisation

5	Advance

5.1	Delivery of a Drawdown Request

The Borrower may request a Drawing to be advanced by delivery to the Agent of a duly completed Drawdown Request not more than ten and not fewer than two Business Days before the proposed Drawdown Date.

5.2	Completion of a Drawdown Request

A Drawdown Request is irrevocable and will not be regarded as having been duly completed unless:

(a)	it is signed by an authorised signatory of the Borrower;

(b)	the proposed Drawdown Date is a Business Day within the Availability Period; and

(c)	the proposed Interest Period complies with Clause 9 (Interest Periods).

5.3	Lenders’ participation

(a)	Subject to Clauses 2 (The Loan), 3 (Purposes) and 4 (Conditions of Utilisation), each Lender shall make its participation in any Drawing available by the Drawdown Date through its Facility Office.

(b)	The amount of each Lender’s participation in any Drawing will be equal to the proportion borne by its Commitment to the Total Commitments.

5.4	Cancellation of Commitment

The whole or any part of the Total Commitments shall be cancelled at the end of the Availability Period to the extent that they are unutilised at that time.

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Section 4

Repayment, Prepayment and Cancellation

6	Repayment

6.1	Repayment of Loan

Save as previously repaid or prepaid, the Borrower agrees to repay the Loan to the Agent for the account of the Lenders by:

(a)	three half-yearly instalments each in the amount of $7,500,000;

(b)	two half-yearly instalments each in the amount of $9,600,000;

(c)	four half-yearly instalments each in the amount of $9,900,000;

as set out in Schedule 7, the first instalment falling due on 30 September 2018 and each subsequent instalment falling due at consecutive intervals of six calendar months thereafter, and the final instalment falling due, together with a balloon instalment (the “Balloon Instalment”) in the amount of $64,227,000, on the Termination Date.

6.2	Reborrowing

The Borrower may not reborrow any part of the Loan which is repaid or prepaid.

7	Illegality, Prepayment and Cancellation

7.1	Illegality

If it becomes unlawful in any jurisdiction (other than by reason of Sanctions Laws) for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	without limitation to the Agent’s right under Clause 7.1(b) to cancel immediately, that Lender shall promptly notify the Agent upon becoming aware of that event and shall use its reasonable endeavours to change its lending office within ten (10) Business Days from the date thereof;

(b)	upon the expiry of ten (10) Business Days from the time the Agent is notified by the Lender of the relevant Illegality and provided the Lender has been unable to change its lending office and/or otherwise to remedy such Illegality, the Agent shall notify the Borrower in writing that the Commitment of that Lender will be immediately cancelled; and

(c)	the Borrower shall repay that Lender’s participation in the Loan on the last day of its current Interest Period or, if earlier, the date specified by that Lender in the notice delivered to the Agent and notified by the Agent to the Borrower (being no earlier than the last day of any applicable grace period permitted by law).

7.2	Voluntary cancellation

The Borrower may, if it gives the Agent not less than three (3) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of one million dollars ($1,000,000) of the undrawn amount of the Loan. Any cancellation under this Clause 7.2 (Voluntary cancellation) shall reduce the Commitments of the Lenders rateably and will be applied in order of maturity.

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7.3	Voluntary prepayment of Loan

The Borrower may prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the Loan by an amount which is an integral multiple of one million dollars ($1,000,000) subject to giving the Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice. Any cancellation under this Clause 7.23 (Voluntary cancellation of Loan) shall reduce the Commitments of the Lenders and will be applied in order of maturity.

7.4	Right of cancellation and prepayment in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by the Borrower is required to be increased under Clause 12.2(b) (Tax gross-up); or

(ii)	any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender (“Cancellation Notice”) and/or its intention to procure the repayment of that Lender’s participation in the Loan (“Repayment Notice”).

(b)	On receipt of a cancellation notice referred to in Clause 7.4(a) in relation to a Lender, the Commitment(s) of that Lender shall immediately be reduced to zero.

(c)	On the last day of the Interest Period in respect of the Loan which ends after the Borrower has given a repayment notice under Clause 7.4(a) in relation to a Lender (or, if earlier, the date specified by the Borrower in that repayment notice), the Borrower shall repay that Lender’s participation in the Loan together with all interest and other amounts accrued under the Finance Documents.

(d)	For the avoidance of doubt, the Borrower has the right to send its Cancellation Notice and its Repayment Notice in one notice.

7.5	Mandatory prepayment on sale or Total Loss

(a)	If a Vessel is sold by a Collateral Owner (subject to Clause 7.6 (Vessel Substitution)) or becomes a Total Loss, the Borrower shall, simultaneously with any such sale (the “Sale Mandatory Prepayment Date”) or on the earlier of the date falling 150 days after any such Total Loss and the date on which the proceeds of any such Total Loss are realised (the “Total Loss Prepayment Date”) prepay the Loan in an amount which equals the Market Value of that Vessel, divided by the aggregate Market Value of all Vessels multiplied by the Loan (the “Prepayment Amount”).

(b)	The Prepayment Amount or, as the case may be, the Deposit (if the same is not released in accordance with the terms of Clause 7.6(a) (Vessel Substitution)) shall be applied first against the Repayment Instalments then outstanding in order of maturity and thereafter against the Balloon Instalment. The calculation of the Market Value for the purpose of this Clause will be based on valuations not older than thirty days prior to the date of such prepayment.

(c)	Following such prepayment, the Collateral Owner which owns that Vessel, at the cost of and on the request of the Borrower, will be released from its obligations under the Loan Agreement the Security Documents to which it is a party, unless an Event of Default has occurred and is continuing.
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7.6	Vessel Substitution

(a)	As an alternative to paying the Prepayment Amount if a Vessel is sold by a Collateral Owner, the Borrower may, on the Sale Mandatory Prepayment Date, transfer to the Restricted Cash Account an amount equal to the Prepayment Amount (a “Deposit”). The Deposit shall be released to the Borrower on the date on which the Agent is satisfied that the conditions in Clause 7.6(b) (Vessel Substitution) have been met (so long as this occurs during the Substitution Period). If the Deposit has not been released by the last day (inclusive) of the Substitution Period, it shall be applied in prepayment of the Loan in accordance with Clause 7.5 (Mandatory Prepayment on sale or Total Loss).

(b)	If a Vessel is sold by a Collateral Owner (and the Borrower has opted to pay a Deposit in accordance with Clause 7.6(a)) or becomes a Total Loss (the “Disposed Vessel”), the Borrower may (and, if the Borrower decides to provide a Replacement Vessel, it shall procure that the Replacement Collateral Owner and each other Security Party shall) on the date falling no later than 150 days after any such sale or, in the case of a Total Loss, the Total Loss Prepayment Date (the “Substitution Period”):

(i)	replace the Disposed Vessel with a Replacement Vessel;

(ii)	promptly do all such acts or execute all such documents (including agreements, assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent); and

(iii)	provide to the Agent such applicable documents and other evidence listed in Schedule 2 in relation to that Replacement Collateral Owner, each in form and substance reasonably satisfactory to the Agent; and

(iv)	the Replacement Vessel must be a vessel registered under an Approved Flag in the ownership of a Replacement Collateral Owner, acceptable to the Agent in its absolute discretion (each, a “Replacement Vessel”) having a Market Value which, when aggregated with the Market Value of the other Collateral Vessels and any additional security provided by the Borrower, including without limitation, any part of the Deposit referred to in Clause 7.6(a) (and taking into account any prepayment made pursuant to Clause 7.6(b)) results in the VTL Coverage being at least equal to the VTL Coverage maintained immediately prior to the sale or Total Loss of the Disposed Vessel.

(c)	For the purposes of this Clause:

“Replacement Collateral Owner” means a company within the direct or indirect ownership and control of the Borrower which shall be acceptable to the Agent subject to receipt by the Agent beforehand of a satisfactory legal opinion provided by the Agent’s legal counsel in the country of incorporation of that Replacement Collateral Owner and confirming its due incorporation capacity and its continuing existence.

7.7	Right of cancellation in relation to a Defaulting Lender

If any Lender becomes a Defaulting Lender, the Borrower may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 5 Business Days’ notice of cancellation of the Commitment of that Lender. On that notice becoming effective, the Commitment of the Defaulting Lender shall immediately be reduced to zero. The Agent shall as soon as practicable after receipt of that notice notify all the Lenders.

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7.8	Restrictions

Any notice of prepayment or cancellation given under this Clause 7 (Illegality, Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant prepayment or cancellation is to be made and the amount of that prepayment or cancellation.

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

The Borrower shall not repay, prepay or cancel all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement.

No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

If the Agent receives a notice under this Clause 7 (Illegality, Prepayment and Cancellation) it shall promptly forward a copy of that notice to the Borrower or the affected Lender, as appropriate.

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Section 5

Costs of Utilisation

8	Interest

8.1	Calculation of interest

The rate of interest on the Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR.

8.2	Payment of interest

The Borrower shall pay accrued interest on the Loan on the last day of each Interest Period (and, if the Interest Period is longer than six months, on the dates falling at six monthly intervals after the first day of the Interest Period).

8.3	Default interest

If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is two per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted the Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 (Default interest) shall be immediately payable by the Borrower on demand by the Agent.

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4	Notification of rates of interest

The Agent shall promptly notify the Borrower of the determination of a rate of interest under this Agreement.

9	Interest Periods

9.1	Selection of Interest Periods

The Borrower may select in a written notice to the Agent the duration of the Interest Period for the Loan subject as follows:

(a)	each notice is irrevocable and must be delivered to the Agent by the Borrower not later than 11.00 a.m. on the Quotation Day;

(b)	if the Borrower fails to give a notice in accordance with Clause 9.1(a), the relevant Interest Period will, subject to Clause 9.2 (Non-Business Days) and Clause 9.3 (Interest Periods to meet Repayment Dates), be three months;
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(c)	subject to this Clause 9 (Interest Periods), the Borrower may select an Interest Period of 3, 6 or 12 months or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders);

(d)	an Interest Period shall not extend beyond the Termination Date; and

(e)	each Interest Period shall start on the Drawdown Date in respect of the first Drawing and end on the date which numerically corresponds to the Drawdown Date in the relevant calendar month except that, if there is no numerically corresponding date in that calendar month, the Interest Period shall end on the last Business Day in that month.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3	Interest Periods to meet Repayment Dates

If an Interest Period will expire after the next Repayment Date, there shall be a separate Interest Period for a part of the Loan equal to the Repayment Instalment due on the next Repayment Date and that separate Interest Period shall expire on that next Repayment Date.

10	Changes to the Calculation of Interest

10.1	Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 11.00 am on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2	Market disruption

If a Market Disruption Event occurs for any Interest Period, then the rate of interest on each Lender’s share of the Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(a)	the Margin; and

(b)	the rate notified to the Agent by that Lender as soon as practicable, and in any event by close of business on the date falling three Business Days after the Quotation Day (or, if earlier, on the date falling three Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan from whatever source it may reasonably select.

In this Agreement “Market Disruption Event” means:

(i)	at or about noon on the Quotation Day for the relevant Interest Period LIBOR is to be determined by reference to the Reference Banks and none of the Reference Banks supplies a rate to the Agent to determine LIBOR for dollars and the relevant Interest Period; or

(ii)	before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed fifty per cent (50%) of the Loan) that the cost to it
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of funding its participation in the Loan from whatever source it may reasonably select would be in excess of LIBOR.

10.3	Alternative basis of interest or funding

(a)	If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to Clause 10.3(a) shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

10.4	Break Costs

The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.

Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue in reasonable detail.

11	Fees

11.1	Commitment Fee

The Borrower has paid to the Agent (for the account of the Lenders in proportion to their Commitments) a fee computed at the rate of zero point sixty per cent (0.60%) per annum on the undrawn amount of the Loan for the Availability Period.

The accrued commitment fee is payable on the last day of each successive period of three months which ends during the Availability Period, on the last day of the Availability Period and (on the cancelled amount of the relevant Lender’s Commitment) at the time the cancellation is effective.

11.2	Structuring fee

The Borrower has paid to the Arranger a structuring fee in the amount and at the times agreed in a Fee Letter.

11.3	Agency fee

The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.4	Amendment fee

The Borrower shall pay to the Agent (for its own account) an amendment fee in the amount and at the times agreed in a Fee Letter.

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Section 6

Additional Payment Obligations

12	Tax Gross Up and Indemnities

12.1	Definitions

In this Agreement:

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the Borrower, which:

(a)	where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Part A of Schedule 1 (The Original Lenders) and is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or

(b)	where it relates to a Treaty Lender that is a New Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Transfer Certificate or Assignment Agreement, and is filed with HM Revenue & Customs within 30 days of that Transfer Date.

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and:

(a)	which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(b)	which is:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)	a partnership each member of which is:

(A)	a company so resident in the United Kingdom; or

(B)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
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(iii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(c)	which is a Treaty Lender.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by a Security Party to a Finance Party under Clause 12.2 (Tax gross-up) or a payment by the Borrower under Clause 12.3 (Tax indemnity).

“Treaty Lender” means a Lender which:

(a)	is treated as a resident of a Treaty State for the purposes of the Treaty;

(b)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“UK Non-Bank Lender” means:

(a)	where a Lender becomes a Party on the day on which this Agreement is entered into, a Lender listed in Part B of Schedule 1 (The Original Lenders); and

(b)	where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Transfer Certificate which it executes on becoming a Party.
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Unless a contrary indication appears, in this Clause 12 (Tax Gross Up and Indemnities) a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

The Borrower shall (and shall procure that each other Security Party shall) make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law, subject as follows:

(a)	the Borrower shall promptly upon becoming aware that it or any other Security Party must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and any such other Security Party;

(b)	if a Tax Deduction is required by law to be made by the Borrower or any other Security Party, the amount of the payment due from the Borrower or that other Security Party shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required;

(c)	a payment shall not be increased under Clause 12.2(b) by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)	the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a Qualifying Lender solely by virtue of (b) of the definition of Qualifying Lender and:

(A)	an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Borrower or from the other Security Party making the payment a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)	the relevant Lender is a Qualifying Lender solely by virtue of (b) of the definition of Qualifying Lender and:

(A)	the relevant Lender has not given a Tax Confirmation to the Borrower; and

(B)	the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Borrower, on the basis that the Tax Confirmation would have enabled the Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)	the relevant Lender is a Treaty Lender and the Borrower or the other Security Party making the payment is able to demonstrate that the payment could have been
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made to that Lender without the Tax Deduction had that Lender complied with its obligations under Clause 12.2(f) or Clause 12.2(g) (as applicable);

(d)	if the Borrower or any other Security Party is required to make a Tax Deduction, the Borrower shall (and shall procure that such other Security Party shall) make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law;

(e)	within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall (and shall procure that such other Security Party shall) deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority;

(f)

(i)	Subject to (ii), a Treaty Lender and the Borrower shall co-operate (and the Borrower shall procure that each other Security Party which makes a payment to which that Treaty Lender is entitled shall co-operate) in completing any procedural formalities necessary for the Borrower or that other Security Party to obtain authorisation to make that payment without a Tax Deduction.

(ii)

(A)	A Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part A of Schedule 1 (The Original Lenders); and

(B)	a New Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the Transfer Certificate or Assignment Agreement which it executes, and, having done so, that Lender shall be under no obligation pursuant to (i).

(g)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Clause 12.2(f)(ii) and:

(i)	the Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or

(ii)	the Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(A)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B)	HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing,

and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for the Borrower to obtain authorisation to make that payment without a Tax Deduction.

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(a)	If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Clause 12.2(f)(ii), the Borrower shall not make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in the Loan unless the Lender otherwise agrees.

(h)	The Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

(i)	A UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into gives a Tax Confirmation to the Borrower by entering into this Agreement.

(j)	A UK Non-Bank Lender shall promptly notify the Borrower and the Agent if there is any change in the position from that set out in the Tax Confirmation.

12.3	Tax indemnity

(a)	The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Clause 12.3(a) shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up);

(B)	would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in Clause 12.2(c) (Tax gross-up) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

(c)	A Protected Party making, or intending to make a claim under Clause 12.3(a) shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from the Borrower under this Clause 12.3 (Tax indemnity), notify the Agent.

12.4	Tax Credit

If the Borrower or any other Security Party makes a Tax Payment and the relevant Finance Party determines that:

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(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

that Finance Party shall pay an amount to the Borrower or to that other Security Party which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Borrower or that other Security Party.

12.5	Lender status confirmation

Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate or Assignment Agreement which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Security Party, which of the following categories it falls in:

(a)	not a Qualifying Lender;

(b)	a Qualifying Lender (other than a Treaty Lender); or

(c)	a Treaty Lender.

If a New Lender fails to indicate its status in accordance with this Clause 12.5 (Lender status confirmation) then such New Lender shall be treated for the purposes of this Agreement (including by each Security Party) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Borrower). For the avoidance of doubt, a Transfer Certificate or Assignment Agreement shall not be invalidated by any failure of a Lender to comply with this Clause 12.5 (Lender status confirmation).

12.6	Stamp taxes

The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.7	VAT

(a)	All amounts expressed to be payable under a Finance Document by any Party or any Security Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Clause 12.7(b), if VAT is or becomes chargeable on any supply made by any Finance Party to any Party or any Security Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party or Security Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to the Borrower).

(b)	If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):
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(i)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this Clause 12.7(b)(i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)	Any reference in this Clause 12.7 (VAT) to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

(e)	In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

12.8	FATCA information

(a)	Subject to Clause 12.8(c), each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to Clause 12.3(b)(i)(A) that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.
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(c)	Clause 12.8(a) shall not oblige any Finance Party to do anything, and Clause 12.8(a)(iii) shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 12.8(a)(i) or Clause 12.8(a)(ii) (including, for the avoidance of doubt, where Clause 12.8(c) applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.9	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties.

13	INCREASED COSTS

13.1	Increased costs

Subject to Clause 13.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay to the Agent for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation or any request from or requirement of any central bank or other fiscal, monetary or other authority, in each case, made after the date of this Agreement (including Basel III (as defined in Clause 13.3 (Exceptions)) and any other which relates to capital adequacy or liquidity controls or which affects the manner in which that Finance Party allocates capital resources to obligations under this Agreement and/or the Master Agreement) or (iii) any change in the risk weight allocated by that Finance Party to the Borrower after the date of this Agreement.

In this Agreement “Increased Costs” means:

(a)	a reduction in the rate of return from the Loan or on a Finance Party’s (or its Affiliate’s) overall capital;

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

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13.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs in reasonable detail, provided that the relevant Finance Party shall be under no obligation to disclose any information which it in its absolute discretion deems to be confidential to its business.

13.3	Exceptions

Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by the Borrower;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)	compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 12.3 (Tax indemnity) applied);

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(e)	attributable to an election made by the relevant Finance Party voluntarily.

In this Clause 13.3 (Exceptions), a reference to a “Tax Deduction” has the same meaning given to the term in Clause 12.1 (Definitions) and “Basel III” means (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated, (b) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011 and (c) any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

14	OTHER INDEMNITIES

14.1	Currency indemnity

If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(a)	making or filing a claim or proof against the Borrower, or

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (a) the rate

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of exchange used to convert that Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to that Finance Party at the time of its receipt of that Sum.

The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

(a)	The Borrower shall, within three Business Days of demand, indemnify each Finance Party against any documented cost, loss or liability incurred by that Finance Party as a result of:

(i)	the occurrence of any Event of Default;

(ii)	a failure by the Borrower to pay any amount due under a Finance Document on its due date( after taking into account any applicable grace period), including without limitation, any documented cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties);

(iii)	funding, or making arrangements to fund, a Drawing following delivery by the Borrower of a Drawdown Request but that Drawing not being advanced by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by a Finance Party alone); or

(iv)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

(b)	The Borrower shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 (Other indemnities) an “Indemnified Person”) against any documented cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Encumbrance constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, a Vessel, unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)	Subject to any limitations set out in Clause 14.2(b), the indemnity in that Clause shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions Laws; or

(ii)	in connection with any Environmental Claim.

14.3	Indemnity to the Agent

The Borrower shall promptly indemnify the Agent against:

(a)	Any documented cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default; or

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or
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(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(b)	any documented cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent reasonably (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 28.12 (Disruption to payment systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents.

14.4	Indemnity to the Security Agent

The Borrower shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(a)	any failure by the Borrower to comply with its obligations under Clause 16 (Costs and Expenses);

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(c)	the taking, holding, protection or enforcement of the Security Documents;

(d)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(e)	any default by any Security Party in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(f)	acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

14.5	Indemnity survival

The indemnities contained in this Agreement shall survive repayment of the Loan.

15	MITIGATION BY THE LENDERS

15.1	Mitigation

Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in all or any part of the Loan ceasing to be available or any amount becoming payable under or pursuant to any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. The above does not in any way limit the obligations of any Security Party under the Finance Documents.

15.2	Limitation of liability

The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation). A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in its opinion (acting reasonably), to do so might be prejudicial to it.

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16	COSTS AND EXPENSES

16.1	Transaction expenses

The Borrower, whether or not the Loan has been advanced to the Borrower, shall promptly on demand pay the Agent, the Security Agent and the Arranger the amount of all documented costs and expenses (including, but not limited to external legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with:

(a)	the negotiation, preparation, printing, execution and perfection of this Agreement and any other documents referred to in this Agreement;

(b)	the negotiation, preparation, printing, execution and perfection of any other Finance Documents executed after the date of this Agreement and any amendments to the Finance Documents;

(c)	any other document which may at any time be required by a Finance Party to give effect to any Finance Document or which a Finance Party is entitled to call for or obtain under any Finance Document (including, without limitation, any valuation of a Vessel and all premiums and other sums from time to time payable by the Security Agent in relation to the Mortgagee’s Insurances); and

(d)	any discharge, release or reassignment of any of the Security Documents.

16.2	Amendment costs

If (a) a Security Party requests an amendment, waiver or consent or (b) an amendment is required under Clause 28.11 (Change of currency), the Borrower shall, within three Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement and preservation costs

The Borrower shall, promptly upon demand, pay to each Finance Party and each other Secured Party the amount of all documented costs and expenses (including, but not limited to external legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Security Documents or enforcing those rights including (without limitation) any losses, costs and expenses which that Finance Party or other Secured Party may from time to time sustain, incur or become liable for by reason of that Finance Party or other Secured Party being mortgagee of a Vessel and/or a lender to the Borrower, or by reason of that Finance Party or other Secured Party being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of a Vessel.

16.4	Other costs

The Borrower shall, within three Business Days of demand, pay to each Finance Party and each other Secured Party the amount of all sums which that Finance Party or other Secured Party may pay or become actually or contingently liable for on account of the Borrower in connection with a Vessel (whether alone or jointly or jointly and severally with any other person) including (without limitation) all sums which that Finance Party or other Secured Party may pay or guarantees which it may give in respect of the Insurances, any expenses incurred by that Finance Party or other Secured Party in connection with the maintenance or repair of a Vessel or in discharging any lien, bond or other claim relating in any way to a

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Vessel, and any sums which that Finance Party or other Secured Party may pay or guarantees which it may give to procure the release of a Vessel from arrest or detention.

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Section 7

Security and Application of Moneys

17	SECURITY DOCUMENTS AND APPLICATION OF MONEYS

17.1	Security Documents

As security for the payment of the Indebtedness, the Borrower shall execute and deliver to the Security Agent or cause to be executed and delivered to the Security Agent the following documents in such forms and containing such terms and conditions as the Security Agent shall require:

(a)	a first preferred or priority statutory mortgage over each Vessel together with a collateral deed of covenants (if applicable);

(b)	a first priority deed or deeds of assignment of the Insurances, Earnings and Requisition Compensation of each Vessel; and the first priority assignment of Insurances from the Managers contained in the Managers’ Undertakings;

(c)	first priority deed of assignment of the Building Contract and the Refund Guarantee;

(d)	a guarantee and indemnity from each Guarantor;

(e)	a first priority account security deed in respect of all amounts from time to time standing to the credit of the Earnings Accounts;

(f)	a first priority account security deed in respect of all amounts from time to time standing to the credit of the Restricted Cash Account; and

(g)	a first priority deed of charge over the Master Agreement Benefits.

17.2	Earnings Accounts

The Borrower shall procure that each Collateral Owner maintains its Earnings Account with the Account Holder for the duration of the Facility Period, (unless the relevant Collateral Owner is released earlier in accordance with Clause 7.5 (Mandatory prepayment on sale or Total Loss) or in accordance with the other terms of Agreement or in accordance with any terms of the Security Documents), free of Encumbrances and rights of set off other than those created by or under the Finance Documents or the standard terms of the Account Holder or any Permitted Encumbrance.

17.3	Earnings

The Borrower shall procure that all Earnings and any Requisition Compensation are credited to the Earnings Account.

17.4	Relocation of Accounts

At any time following the occurrence and during the continuation of a Default, the Security Agent may without the consent of the Collateral Owners instruct the Account Holder to relocate any or all of the Earnings Accounts or the Restricted Cash Account to any other branch of the Account Holder, without prejudice to the continued application of this Clause 17 (Security Documents and Application of Moneys) and the rights of the Finance Parties under the Finance Documents.

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17.5	Access to information

The Borrower agrees and shall procure that each Collateral Owner agrees that the Security Agent (and its nominees) may from time to time during the Facility Period review the records held by the Account Holder (whether in written or electronic form) in relation to the Earnings Accounts and the Restricted Cash Account, and irrevocably waives any right of confidentiality which may exist in relation to those records.

17.6	Statements

Without prejudice to the rights of the Security Agent under Clause 17.5 (Access to information), the Borrower shall procure that the Account Holder provides to the Security Agent, no less frequently than each calendar month during the Facility Period, written statements of account showing all entries made to the credit and debit of any of the Earnings Accounts and the Restricted Cash Account during the immediately preceding calendar month.

17.7	Application after acceleration

From and after the giving of notice to the Borrower by the Agent under Clause 22.2 (Acceleration), the Borrower shall procure that all sums from time to time standing to the credit of any of the Earnings Accounts are immediately transferred to the Security Agent or any Receiver or Delegate for application in accordance with Clause 17.8 (Application of moneys by Security Agent) and the Borrower irrevocably authorises the Security Agent to instruct the Account Holder to make those transfers.

17.8	Application of moneys by Security Agent

The Borrower and the Finance Parties irrevocably authorise the Security Agent or any Receiver or Delegate to apply all moneys which it receives and is entitled to receive:

(a)	pursuant to a sale or other disposition of a Vessel or any right, title or interest in a Vessel; or

(b)	by way of payment of any sum in respect of the Insurances, Earnings or Requisition Compensation; or

(c)	by way of transfer of any sum from any of the Earnings Accounts; or

(d)	otherwise under or in connection with any Security Document,

in or towards satisfaction of the Indebtedness in the following order:

(e)	first, any unpaid fees, costs, expenses and default interest due to the Agent and the Security Agent (and, in the case of the Security Agent, to any Receiver or Delegate) under all or any of the Finance Documents, such application to be apportioned between the Agent and the Security Agent pro rata to the aggregate amount of such items due to each of them;

(f)	second, any unpaid fees, costs, expenses (including any sums paid by the Lenders under Clause 25.11 (Lenders’ indemnity to the Agent)) of the Lenders due under this Agreement, such application to be apportioned between the Lenders pro rata to the aggregate amount of such items due to each of them;

(g)	third, any accrued but unpaid default interest due to the Lenders under this Agreement, such application to be apportioned between the Lenders pro rata to the aggregate amount of such default interest due to each of them;
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(h)	fourth, any other accrued but unpaid interest due to the Lenders under this Agreement, such application to be apportioned between the Lenders pro rata to the aggregate amount of such interest due to each of them;

(i)	fifth, any principal of the Loan due and payable but unpaid under this Agreement, such application to be apportioned between the Lenders pro rata to the aggregate amount of such principal due to each of them; and

(j)	sixth, any other sum due and payable to any Finance Party but unpaid under all or any of the Finance Documents, such application to be apportioned between the Finance Parties pro rata to the aggregate amount of any such sum due to each of them;

Provided that any part of the Indebtedness arising out of the Master Agreement shall be satisfied on a pari passu basis with any repayment of the principal of the Loan; and

Provided that the balance (if any) of the moneys received shall be paid to the Security Parties from whom or from whose assets those sums were received or recovered or to any other person entitled to them.

17.9	Retention on account

Moneys to be applied by the Security Agent or any Receiver or Delegate under Clause 17.8 (Application of moneys by Security Agent) shall be applied as soon as practicable after the relevant moneys are received by it, or otherwise become available to it, save that (without prejudice to any other provisions contained in any of the Security Documents) the Security Agent or any Receiver or Delegate may retain any such moneys by crediting them to a suspense account for so long and in such manner as the Security Agent or such Receiver or Delegate may from time to time determine with a view to preserving the rights of the Finance Parties or any of them to prove for the whole of the Indebtedness (or any relevant part) against the Borrower or any other person liable.

17.10	Additional security

If at any time the aggregate of the Market Value of the Vessels and the value of any additional security (such value to be the face amount of the deposit (in the case of cash) and determined conclusively by appropriate advisers appointed by the Agent, in the case of other additional security provided under Clause 17.10(b)), for the time being provided to the Security Agent under this Clause 17.10 (Additional security) is less than 120% (or, during the period commencing on 1st January 2016 up to and including 31st December 2017, less than 110%), of the aggregate of the amount of the Loan then outstanding and the amount certified by the Swap Provider to be the negative mark-to-market at the time for any derivative products entered into by the Borrower with the Swap Provider (the “VTL Coverage”), the Borrower shall, within 30 days of the Agent’s request, at the Borrower’s option do one or more of the following:

(a)	make a cash deposit to the Restricted Cash Account secured in favour of the Security Agent as additional security for the payment of the Indebtedness; or

(b)	give to the Security Agent other additional security in amount and form acceptable to the Security Agent in its discretion; or

(c)	prepay the Loan,

to the extent required to eliminate the shortfall.

Clause 7.8 (Restrictions) shall apply, mutatis mutandis, to any prepayment made under this Clause 17.10 (Additional security).

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If, at any time after the Borrower has provided additional security in accordance with the Agent’s request under this Clause 17.10 (Additional security) and the Agent has determined, when testing compliance with the VTL Coverage, that all or any part of that additional security may be released without resulting in a shortfall in the VTL Coverage (after the Agent has tested such VTL Coverage compliance by excluding such additional security from such calculation), and provided that such compliance has been sustained continuously for a period of three months, then the Security Agent shall effect a release of all or any part of that additional security in accordance with the Agent’s instructions, but this shall be without prejudice to the Agent’s right to make a further request under this Clause 17.10 (Additional security) should the value of the remaining security subsequently merit it.

17.11	Market Value Determination

For the purpose of the Security Documents, the aggregate market value of the Vessels or, as the context may require, a Group Vessel, shall be the value certified by one Approved Shipbroker, or, if the Agent requires, the average value certified by two Approved Shipbrokers. If there is a difference between the two valuations in excess of ten per cent, then the Agent shall select a third firm of Approved Shipbrokers and the market value of a Vessel or a Group Vessel shall be determined by the average of the three valuations.

Each Approved Shipbroker appointed under this Agreement shall report directly to the Agent (on behalf of the Lenders) and shall be appointed by the Borrower not later than five (5) days after the Agent’s request for the Borrower to appoint such Approved Shipbrokers. In the event that the Borrower fails to appoint such Approved Shipbrokers within five (5) days after the Agent’s request to do so or if a broker appointed by the Borrower is not approved by the Agent and the Borrower fails to appoint an alternative broker who is approved by the Agent within such five (5) day period, the Borrower irrevocably authorises the Agent to appoint brokers in its discretion to conduct such valuations, with such brokers to be subsequently considered as Approved Shipbrokers.

All valuations pursuant to this Clause 17.11 (Market Value Determination) shall be made for the purposes of Clause 17.10 (Additional security) on the basis of a sale of a Vessel or a Group Vessel (as applicable) for prompt delivery for cash at arm’s length on normal commercial terms by a willing seller to a willing buyer free of the value of any existing charter or of any other contract of employment.

For the purposes of assessing compliance with the Financial Covenants of Clause 20 (Financial Covenants), the valuations of a Vessel or a Group Vessel shall be on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms by a willing seller to a willing buyer and shall include the value of an Acceptable Charter, if an Acceptable Charter is in full force and effect at the relevant time and provided that evidence thereof is provided to the Agent upon such Acceptable Charter coming in to force and in form and substance acceptable to the Agent. If an Acceptable Charter is not in force, any valuations for the purposes of Clause 20 (Financial Covenants) shall be made on a charter-free basis.

For the purpose of the Security Documents, the Borrower irrevocably and unconditionally agrees to accept any and all valuations determining the market value of a Vessel or any other Group Vessel obtained pursuant to this Clause 17.11 (Market Value Determination) and such determination shall be conclusive evidence of a Vessel’s or any other Group Vessel’s (as the case may be) market value at the date of such valuation.

17.12	Cost of valuation

The Borrower shall be liable for all costs and expenses incurred by the Agent in obtaining (a) semi-annual valuations throughout the Facility Period, provided that the first valuations are to be dated as of 28 January 2016, and thereafter to be provided on 22 February (excluding 22 February 2016) and 22 August of each calendar year required for the purposes of determining the Market Value of the Vessels pursuant to Clause 17.11 (Market Value

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Determination), (b) any and all valuations required for the purposes of Clause 17.10(b) (Additional Security), if the additional security comprises a Vessel, (c) any valuations required pursuant to Schedule 2, Part A clause 2(e) and Part C clause 2 (f), and (d) any additional valuations required by the Agent in its discretion following the occurrence and during the continuation of an Event of Default. All such valuations issued in respect of the Vessels shall be addressed to, and obtained by, the Agent (on behalf of the Lenders). Valuations issued in respect of a Group Vessel which is encumbered with a mortgage, shall be addressed to the mortgagee or relevant lender of that Group Vessel, and in respect of a Group Vessel which is not encumbered with a mortgage, shall be addressed to the relevant owner or managers of that Group Vessel.

17.13	Restricted Cash Account

The Borrower shall maintain in its Restricted Cash Account from and including:

(a)	the date of the Amending and Restating Agreement and until and excluding the date of execution of the Restricted Cash Account Pledge, $8,600,000; and

(b)	the date of the Effective Date (as defined in the Amending and Restating Agreement) and until the parties to this Agreement may agree to reduce or release in full, on terms acceptable to the Agent, the Restricted Cash Amount, $5,431,203,

each amount in (a) and (b), a “Restricted Cash Amount”.

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Section 8

Representations, Undertakings and Events of Default

18	REPRESENTATIONS

18.1	Representations

Subject to the Legal Reservations, the Borrower makes the representations and warranties set out in this Clause 18 (Representations) to each Finance Party.

(a)	Status

Each of the Security Parties:

(i)	is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation; and

(ii)	has the power to own its assets and carry on its business as it is being conducted.

(b)	Binding obligations

(i)	the obligations expressed to be assumed by each of the Security Parties in each of the Relevant Documents to which it is a party are legal, valid, binding and enforceable obligations; and

(ii)	(without limiting the generality of Clause 18.1(b)(i)), each Security Document to which it is a party creates the security interests which that Security Document purports to create and those security interests are valid and effective.

(c)	Non-conflict with other obligations

The entry into and performance by each of the Security Parties of, and the transactions contemplated by, the Relevant Documents do not conflict with:

(i)	any law or regulation applicable to such Security Party;

(ii)	the constitutional documents of such Security Party; or

(iii)	any agreement or instrument binding upon such Security Party or any of such Security Party’s assets or constitute a default or termination event (however described) under any such agreement or instrument.

(d)	Power and authority

(i)	Each of the Security Parties has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Relevant Documents to which it is or will be a party and the transactions contemplated by those Relevant Documents.

(ii)	No limit on the powers of any Security Party will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Relevant Documents to which it is a party.

(e)	Validity and admissibility in evidence

All Authorisations required or desirable:

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(i)	to enable each of the Security Parties lawfully to enter into, exercise its rights and comply with its obligations in the Relevant Documents to which it is a party or to enable each Finance Party to enforce and exercise all its rights under the Relevant Documents; and

(ii)	to make the Relevant Documents to which any Security Party is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect, with the exception only of the registrations referred to in Part II of Schedule 2 (Conditions Subsequent).

(f)	Governing law and enforcement

(i)	The choice of governing law of any Finance Document will be recognised and enforced in the Relevant Jurisdictions of each relevant Security Party.

(ii)	Any judgment obtained in relation to any Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in the Relevant Jurisdictions of each relevant Security Party.

(g)	Insolvency

No corporate action, legal proceeding or other procedure or step described in Clause 22.1(g) (Insolvency proceedings) or creditors’ process described in Clause 22.1(h) (Creditors’ process) has been taken or, to the knowledge of the Borrower, threatened in relation to a Security Party; and none of the circumstances described in Clause 22.1(f) (Insolvency) applies to a Security Party.

(h)	No filing or stamp taxes

Under the laws of the Relevant Jurisdictions of each relevant Security Party it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in any of those jurisdictions or that any stamp, registration, notarial or similar tax or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except registration of each Mortgage at the Ships Registry where title to the relevant Vessel is registered in the ownership of the relevant Collateral Owner and payment of associated fees, which registrations, filings, taxes and fees will be made and paid promptly after the date of the relevant Finance Document.

(i)	Deduction of Tax

None of the Security Parties is required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Lender which is:

(i)	a Qualifying Lender falling within (a) of the definition of Qualifying Lender; or, except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, a Qualifying Lender falling within (b) of the definition of Qualifying Lender; or

(ii)	a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).
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(j)	No default

On the date of this Agreement and on any Drawdown Date, no Event of Default is continuing or would result from the advance of the Loan or from the entry into, the performance of, or any transaction contemplated by, any of the Relevant Documents.

(k)	No misleading information

Save as disclosed in writing to the Agent and the Arranger prior to the date of this Agreement:

(i)	all material information provided to a Finance Party by or on behalf of any of the Security Parties on or before the date of this Agreement and not superseded before that date is accurate and not misleading in any material respect and all projections provided to any Finance Party on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied; and

(ii)	all other written information provided by any of the Security Parties (including its advisers) to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.

(l)	Financial statements

(i)	The Original Financial Statements were prepared in accordance with GAAP consistently applied.

(ii)	The Original Financial Statements and the unaudited quarterly financial statements provided under Clause 19.1 (Financial statements) fairly represent the Group’s financial condition and results of operations for the relevant financial quarter.

(iii)	The Original Financial Statements give a true and fair view of the Group’s financial condition and results of operations during the relevant financial year.

(iv)	There has been no material adverse change in the financial condition or consolidated financial condition of the Group since the date of the Original Financial Statements.

(v)	Each Security Party’s (other than the Manager) most recent financial statements delivered pursuant to Clause 19.1 (Financial statements):

(A)	have been prepared in accordance with GAAP as applied to the Original Financial Statements; and

(B)	give a true and fair view of (if audited) or fairly represent (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(vi)	Since the date of the most recent financial statements delivered pursuant to Clause 19.1 (Financial statements) there has been no material adverse change in the business, assets or financial condition of any of the Security Parties.

(m)	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, are to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against any of the Security Parties or any other member of the Group.

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(n)	No breach of laws

None of the Security Parties or any other member of the Group has breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(o)	Environmental laws

(i)	Each of the Security Parties and each other member of the Group is in compliance with Clause 21.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(ii)	No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any of the Security Parties or any other member of the Group where that claim has or is reasonably likely, if determined against that Security Party or other member of the Group, to have a Material Adverse Effect.

(p)	Taxation

(i)	None of the Security Parties nor any other member of the Group is materially overdue in the filing of any Tax returns or is overdue in the payment of any amount in respect of Tax which may have a Material Adverse Effect.

(ii)	No claims or investigations are being, or are reasonably likely to be, made or conducted against any of the Security Parties or any other member of the Group with respect to Taxes such that a liability of, or claim against, any of the Security Parties or any other member of the Group which may have a Material Adverse Effect.

(iii)	Each of the Security Parties and each other member of the Group is resident for Tax purposes outside its Original Jurisdiction.

(q)	Anti-corruption law

Each of the Security Parties and each other member of the Group and each Affiliate of any of them has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(r)	No Encumbrance or Financial Indebtedness

(i)	No Encumbrance exists over all or any of the present or future assets of any of the Security Parties (other than the Borrower or the Manager).

(ii)	None of the Security Parties (other than the Borrower or the Manager) has any Financial Indebtedness outstanding other than as permitted by this Agreement.

(s)	Pari passu ranking

The payment obligations of each of the Security Parties under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

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(t)	Disclosure of material facts

The Borrower is not aware of any material facts or circumstances in relation to a Security Party which have not been disclosed to the Agent and which might, if disclosed, have adversely affected the decision of a person considering whether or not to make loan facilities of the nature contemplated by this Agreement available to the Borrower.

(u)	Completeness of Relevant Documents

The copies of any Relevant Documents provided or to be provided by the Borrower to the Agent in accordance with Clause 4 (Conditions of Utilisation) are, or will be, true and accurate copies of the originals and represent, or will represent, the full agreement between the parties to those Relevant Documents in relation to the subject matter of those Relevant Documents and there are no commissions, rebates, premiums or other payments due or to become due in connection with the subject matter of those Relevant Documents other than in the ordinary course of business or as disclosed to, and approved in writing by, the Agent.

(v)	Money laundering

Any borrowing by the Borrower under this Agreement, and the performance of its obligations under this Agreement and under the other Finance Documents, will be for its own account and will not involve any breach by it of any law or regulatory measure relating to “money laundering” as defined in Article 1 of the Directive (2005/EC/60) of the European Parliament and of the Council of the European Communities.

(w)	Sanctions

(i)	Each Security Party, each Affiliate of any of them or other member of the Group, their joint ventures, and their respective directors, officers, employees, agents or representatives has been and is in compliance with Sanctions Laws;

(ii)	No Security Party, nor any Affiliate of any of them or other member of the Group, their joint ventures, and their respective directors, officers, employees, agents or representatives:

(A)	is a Restricted Party, or is involved in any transaction through which it is likely to become a Restricted Party; or

(B)	is subject to or involved in any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws by any Sanctions Authority.

(x)	Ownership and control of Collateral Owners

Each Collateral Owner is a wholly owned subsidiary of the Borrower and is controlled by the Borrower.

18.2	Repetition

Each Repeating Representation is deemed to be repeated by the Borrower by reference to the facts and circumstances then existing on the date of each Drawdown Request, on each Drawdown Date, on the first day of each Interest Period and, in the case or those contained in Clauses 18.1(l)(iv) and 18.1(l)(vi) (Financial statements) and for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, on each day.

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19	INFORMATION UNDERTAKINGS

The undertakings in this Clause 19 (Information Undertakings) remain in force for the duration of the Facility Period.

19.1	Financial statements

The Borrower shall supply to the Agent in sufficient copies for all of the Lenders:

(a)	as soon as the same become available, but in any event within 180 days after the end of each of its financial years its audited consolidated financial statements for that financial year; and

(b)	as soon as the same become available, but in any event within 90 days after the end of each quarter during each of its financial years its unaudited consolidated quarterly financial statements for that quarter; and

(c)	if requested by the Agent, as soon as the same become available, but in any event within 90 days after the end of each quarter during each of the Collateral Owner’s financial years, the unaudited financial statements of the Collateral Owners for that quarter.

19.2	Compliance Certificate

(a)	The Borrower shall supply to the Agent, with each set of its annual financial statements delivered pursuant to Clause 19.1(a) (Financial statements) and each set of its quarterly financial statements in respect of the financial quarters ending in June and December of each calendar year pursuant to Clause 19.1(b) (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial Covenants) as at the date as at which those financial statements were drawn up.

(b)	Each Compliance Certificate shall be signed by two directors of the Borrower.

19.3	Requirements as to financial statements

Each set of financial statements delivered by the Borrower under Clause 19.1 (Financial statements):

(a)	shall be certified by a director of the relevant company as giving a true and fair view of (in the case of annual financial statements), or fairly representing (in other cases), its financial condition as at the date as at which those financial statements were drawn up; and

(b)	shall be prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Agent:

(i)	a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(ii)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Agent to determine whether Clause 20 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.
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Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

19.4	Information: miscellaneous

The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Security Party, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;

(b)	promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Security Parties with the terms of any Security Documents including without limitation cash flow analyses and details of the operating costs of the Vessels;

(c)	promptly on request, such further information regarding the financial condition, assets and operations of any Security Party (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Security Party under this Agreement as any Finance Party through the Agent may reasonably request;

(d)	promptly upon becoming aware of them, the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanctions Laws by any Sanctions Authority against it, any of its direct or indirect owners, Subsidiaries or other member of the Group, any of their joint ventures or any of their respective directors, officers, employees, agents or representatives, as well as information on what steps are being taken with regards to answer or oppose such; and

(e)	promptly upon becoming aware that it, any of its direct or indirect owners, Subsidiaries or other member of the Group, any of their joint ventures or any of their respective directors, officers, employees, agents or representatives has become or is likely to become a Restricted Party.

19.5	Notification of default

The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

19.6	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of a Security Party after the date of this Agreement; or

(iii)	an assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of Clause 19.6(a)(iii), any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself

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or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in Clause 19.6(a)(iii), on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in Clause 19.6(a)(iii), any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)	Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.7	Provision of information

The Borrower undertakes promptly to supply the Agent with such information concerning each Vessel’s condition, location and employment as the Agent may reasonably require.

20	Financial Covenants

The Borrower shall on a consolidated basis comply with the following financial covenants to be assessed on a semi-annual basis based on the Accounting Information received by the Lender in accordance with Clauses 19.1 (Financial statements):

20.1	Consolidated Group Leverage

The Consolidated Group Leverage shall be not more than eighty five per cent (85%);

20.2	EBITDA to Interest Expense

The ratio of EBITDA to Interest Expense on a trailing twelve (12) month’s basis shall not at any time be less than 2:1 (other than during the period commencing on 1st January 2016, up to and including 31st December 2017, during which period the ratio of EBITDA to Interest Expense shall not be assessed and/or accounted for by the Agent), unless the Borrower pledges cash, equivalent to the amount that would be required to restore the accrued shortfall in the said ratio, for the benefit of the Group’s respective lenders (whether under this Facility Agreement or under other similar financial arrangements) at respective bank accounts, as each such lender designates, proportionately to each Group lender’s participation in the Group’s total outstanding indebtedness; and

20.3	Net Worth

The Net Worth shall not at any time be less than one hundred and fifty million dollars ($150,000,000).

21	General Undertakings

The undertakings in this Clause 21 (General Undertakings) remain in force for the duration of the Facility Period.

21.1	Authorisations

The Borrower shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,
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any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)	enable any Security Party to perform its obligations under the Finance Documents to which it is a party;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and

(iii)	enable any Security Party to carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

21.2	Compliance with laws

(a)	The Borrower shall comply (and shall procure that each other Security Party and each Affiliate of any of them shall comply), in all respects with all laws.

In this Clause 21.1 (Authorisations), “laws” means any law, statute, treaty, convention, regulation, instrument or other subordinate legislation or other legislative or quasi-legislative rule or measure, or any order or decree of any government, judicial or public or other body or authority, or any directive, code of practice, circular, guidance note or other direction issued by any competent authority or agency (whether or not having the force of law).

(b)	The Borrower shall comply (and shall procure that each other Security Party, each other member of the Group and each Affiliate of any of them shall comply) in all respects with all Sanctions Laws.

21.3	Environmental compliance

The Borrower shall procure that that each Collateral Owner and the Managers shall:

(a)	comply with all Environmental Laws;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals; and

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

21.4	Environmental Claims

The Borrower shall, and shall procure that each of the Collateral Owners and the Managers shall, promptly upon becoming aware of the same, inform the Agent in writing of:

(a)	any Environmental Claim against any of the Security Parties which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any of the Security Parties,

where the claim, if determined against that Security Party, has or is reasonably likely to have a Material Adverse Effect.

21.5	Anti-corruption law

(a)	The Borrower shall not (and shall procure that no other Security Party will) directly or indirectly use the proceeds of the Loan for any purpose which would breach the Bribery Act
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2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(b)	The Borrower shall (and shall procure that each other Security Party shall):

(i)	conduct its businesses in compliance with applicable anti-corruption laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

21.6	Taxation

(a)	The Borrower shall (and shall procure that each other Security Party shall) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)	adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 19.1 (Financial statements); and

(iii)	such payment can be lawfully withheld.

(b)	The Borrower may not (and no other Security Party may) change its residence for Tax purposes.

21.7	Evidence of good standing

The Borrower will from time to time if requested by the Agent provide the Agent with evidence in form and substance satisfactory to the Agent that the Borrower and each of the Collateral Owners remain in good standing.

21.8	Pari passu ranking

The Borrower shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

21.9	Negative pledge

In this Clause 21.9 (Negative pledge) “Quasi-Security” means an arrangement or transaction described in Clause 21.9(b).

Except as permitted under Clause 21.9(c):

(a)	The Borrower shall procure that no Collateral Owner will create nor permit to subsist any Encumbrance over any of its present or future assets

(b)	The Borrower shall procure that no Collateral Owner will:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by a Security Party;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;
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(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Clauses 21.9(a) and 21.9(b) do not apply to any Encumbrance or (as the case may be) Quasi-Security, which is a Permitted Encumbrance or a Permitted Transaction.

21.10	Disposals

(a)	Except as permitted under Clause 21.10(a), or for the sale of a Vessel provided the relevant prepayment is made in accordance with Clause 7.5 (Mandatory prepayment on sale or Total Loss), the Borrower shall procure that no other Security Party (other than the Manager) will enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Clause 21.10(a) does not apply to any sale, lease, transfer or other disposal which is a Permitted Disposal or a Permitted Transaction.

21.11	Arm’s length basis

(a)	Except as permitted under Clause 21.11(c), the Borrower shall not (and shall procure that no other Security Party will) enter into any transaction with any third party except on arm’s length terms and for full market value.

(b)	The Borrower shall not (and shall procure that no Collateral Owner will) enter into transactions that are not on arm’s length basis with any associated companies, unless any off-market terms agreed are to the benefit of the Borrower or the relevant Collateral Owner.

(c)	The following transactions shall not be a breach of this Clause 21.11 (Arm’s length basis):

(i)	fees, costs and expenses payable under the Relevant Documents in the amounts set out in the Relevant Documents delivered to the Agent under Clause 4.1 (Initial conditions precedent) or agreed by the Agent; and

(ii)	any Permitted Transaction.

21.12	Merger

The Borrower shall procure that no other Security Party (other than the Manager) will enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.

21.13	Change of business

The Borrower shall not (and shall procure that no other Security Party will) make any substantial change to its corporate structure or the general nature of its business from that carried on at the date of this Agreement without the prior written consent of the Agent, such consent not to be unreasonably withheld or delayed. Any investments in shipping assets other than bulk carriers will not be considered to be a change of business for the purpose of this Clause.

21.14	No other business

The Borrower shall procure that no Collateral Owner will engage in any business other than the ownership, operation, chartering and management of its Vessel.

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21.15	No acquisitions

The Borrower shall procure that no Collateral Owner will make any investment or acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or incorporate a company.

21.16	No Joint Ventures

The Borrower shall procure that no other Security Party will:

(a)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(b)	transfer any assets or lend to or guarantee or give an indemnity for or give security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

21.17	No borrowings

The Borrower shall procure that no Collateral Owner will incur or allow to remain outstanding any Financial Indebtedness, except for:

(a)	the Loan;

(b)	any normal trade credits in the ordinary course of business and loans from shareholders and loans from other members of the Group, which are fully subordinated to the Loan and for such trade credits or loans there shall be no payment of principal or interest if an Event of Default has occurred and is continuing.

21.18	No loans or credit

The Borrower shall procure that no Collateral Owner will be a creditor in respect of any Financial Indebtedness unless it is a loan made in the ordinary course of business in connection with the chartering, operation or repair of a Vessel.

21.19	No guarantees or indemnities

The Borrower shall procure that no Collateral Owner will incur or allow to remain outstanding any guarantee or provide any other form of financial support in respect of any obligation of any person unless it is a Permitted Transaction.

21.20	Inspection of records

The Borrower will permit the inspection of its financial records and accounts from time to time by the Agent or its nominee.

21.21	No change in Relevant Documents

The Borrower shall not (and shall procure that no other Security Party will) materially amend, vary, novate, supplement, supersede, waive or terminate any term of, any of the Relevant Documents which are not Finance Documents, or any other document delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) or Clause 4.3 (Conditions subsequent).

In this Clause, in respect of the Newbuilding Vessel, “materially” means any change, variation or modification relating to the purchase price, payment terms, date of delivery (unless any change of the date of delivery is in accordance with the relevant provisions of

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the Building Contract, including Permissible Delays (as defined therein)) and/or the identity of the vessel, the type of vessel or the vessel’s characteristics.

21.22	Further assurance

(a)	The Borrower shall (and shall procure that each other Security Party shall) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)	to perfect any Encumbrance created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Encumbrance over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)	to confer on the Security Agent or confer on the Finance Parties an Encumbrance over any property and assets of the Borrower (or that other Security Party as the case may be) located in any jurisdiction equivalent or similar to the Encumbrance intended to be conferred by or pursuant to the Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents.

(b)	The Borrower shall (and shall procure that each other Security Party shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Encumbrance conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

21.23	No dealings with Master Agreement

The Borrower shall not assign, novate or encumber or in any other way transfer any of its rights or obligations under the Master Agreement, nor enter into any interest rate exchange or hedging agreement with anyone other than the Swap Provider.

21.24	Liquidity

The Borrower shall procure that each Collateral Owner will throughout the Facility Period maintain in its Earnings Account at all times a minimum positive account balance free of any Encumbrances (other than in favour of the Security Agent) of not less than for the period commencing from and including:

(a)	the later of 22 September 2014 and the date on which that Collateral Owner became the registered owner of its Vessel until and excluding 1 January 2016, one hundred and fifty thousand dollars ($150,000);

(b)	the later of 1 January 2016 and the date on which that Collateral Owner became the registered owner of its Vessel until and excluding 1 January 2018, three hundred thousand dollars ($300,000); and

(c)	1 January 2018 and thereafter throughout the Facility Period), one hundred and fifty thousand dollars ($150,000).
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21.25	Subordination of shareholder loans

The Borrower shall procure that each Collateral Owner shall subordinate any shareholder loans or inter company borrowings to the Indebtedness.

21.26	No Subsidiaries

The Borrower shall procure that no Collateral Owner shall form or acquire any other Subsidiaries than those known to the Agent prior to the Signing Date.

21.27	No transfer of shares

The Borrower shall procure that no Collateral Owner shall transfer any of its shares to another person or corporate entity (other than an entity wholly owned by the Borrower) and shall not create any Encumbrances on such shares.

21.28	Ownership

The Borrower shall procure that:

(a)	its voting shares shall remain directly or indirectly beneficially owned by its Current Shareholders or any of them at a minimum of thirty five per cent (35%) and that the Current Shareholders shall remain the major beneficial owner of the Borrower; and

(b)	each Collateral Owner shall remain a wholly owned direct or indirect Subsidiary of the Borrower; and

(c)	there shall be no change in the legal ownership and control of a Collateral Owner (which change would result in that Collateral Owner ceasing to be a wholly owned direct or indirect Subsidiary of the Borrower) or the beneficial ownership and control of the Managers without the prior written consent of the Agent such consent not to be unreasonably withheld or delayed.

21.29	Master Agreement

The Borrower shall give the Swap Provider at all times throughout the Facility Period, the right of first refusal to enter into one or more hedging of interest rate risk of the Loan or other derivative products on competitive terms.

21.30	Use of proceeds

The Borrower shall ensure that no proceeds of the Loan are made available directly or indirectly, to or for the benefit of a Restricted Party nor shall they otherwise be applied in a manner or for a purpose prohibited by Sanctions Laws.

(a)	Sanctions

The Borrower shall ensure that no Security Party or Affiliate of any of them or other member of the Group, respective directors, officers, employees, agents or representatives or any other persons acting on any of their behalf becomes a Restricted Party.

22	Events of Default

22.1	Events of Default

Each of the events or circumstances set out in this Clause 22.1 (Events of Default) is an Event of Default.

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(a)	Non-payment

A Security Party does not pay on the due date any amount payable by it under a Finance Document at the place at and in the currency in which it is expressed to be payable unless payment is made within three days of its due date.

(b)	Other specific obligations

(i)	Any requirement of Clause 20 (Financial Covenants) is not satisfied.

(ii)	A Security Party does not comply with any obligation in a Finance Document relating to the Insurances or with Clause 17.10 (Additional security).

(c)	Other obligations

A Security Party does not comply with any provision of a Finance Document (other than those referred to in Clause 22.1(a) (Non-payment) and Clause 22.1(b) (Other specific obligations) and such non-compliance is not remedied within 15 Business Days of the Agent giving notice to the Borrower to this effect.

(d)	Misrepresentation

Any representation or statement made or deemed to be repeated by a Security Party in any Finance Document or any other document delivered by or on behalf of a Security Party under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

(e)	Cross default

Any Financial Indebtedness of a Security Party or of any other member of the Group:

(i)	is not paid when due nor within any originally applicable grace period; or

(ii)	is declared to be, or otherwise becomes, due and payable prior to its specified maturity as a result of an event of default (however described).

No Event of Default will occur under this Clause 22.1(e) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within (a) to (b) is less than five hundred thousand dollars ($500,000) in respect of a Collateral Owner or five million dollars ($5,000,000) in respect of the Borrower (or its equivalent in any other currency or currencies).

(f)	Insolvency

(i)	A Security Party is unable or admits inability to pay its debts as they fall due, is deemed to, or is declared to, be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts.

(ii)	The value of the assets of a Security Party is less than its liabilities (taking into account contingent and prospective liabilities).

(iii)	A moratorium is declared in respect of any indebtedness of a Security Party.

(g)	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken for:

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(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, bankruptcy or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of a Security Party;

(ii)	a composition, compromise, assignment or arrangement with any creditor of a Security Party;

(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, or trustee or other similar officer in respect of a Security Party or any of its assets; or

(iv)	enforcement of any Encumbrance over a substantial portion of the Borrower’s assets which has not been remedied within 15 days,

or any analogous procedure or step is taken in any jurisdiction.

This Clause 22.1(g) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 60 days of commencement.

(h)	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a Security Party and is not discharged within 14 days.

(i)	Unlawfulness and invalidity

(i)	It is or becomes unlawful for a Security Party to perform any of its obligations under the Finance Documents or any Encumbrance created or expressed to be created or evidenced by the Security Documents ceases to be effective.

(ii)	Any obligation or obligations of any Security Party under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(iii)	Any Finance Document ceases to be in full force and effect or any Encumbrance created or expressed to be created or evidenced by the Security Documents ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

(j)	Cessation of business

A Security Party ceases, or threatens to cease, to carry on all or a substantial part of its business.

(k)	Change in ownership or control of a Collateral Owner

There is any change in the beneficial ownership or control of a Collateral Owner from that advised to the Agent by the Borrower at the date of this Agreement.

(l)	Expropriation

The authority or ability of a Security Party to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to a Security Party or any of its assets.

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(m)	Repudiation and rescission of agreements

(i)	A Security Party rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document.

(ii)	Subject to Clause 22.1(m)(iii), any party to any of the Relevant Documents that is not a Finance Document rescinds or purports to rescind or repudiates or purports to repudiate that Relevant Document in whole or in part where to do so has or is, in the reasonable opinion of the Majority Lenders, likely to have a material adverse effect on the interests of the Lenders under the Finance Documents.

(iii)	Any of the Management Agreements is terminated, cancelled or otherwise ceases to remain in full force and effect at any time prior to its contractual expiry date and is not immediately replaced by a similar agreement in form and substance satisfactory to the Majority Lenders.

(n)	Conditions precedent and subsequent

Any of the conditions referred to in Clauses 4.3 (Conditions subsequent), 4.4 (No waiver) (in the case where a waiver has been provided pursuant to Clause 4.4 (No waiver) and is not satisfied within the time specified in such waiver) is not satisfied within the time required by the relevant provisions thereof.

(o)	Revocation or modification of Authorisation

Any Authorisation of any governmental, judicial or other public body or authority which is now, or which at any time during the Facility Period becomes, necessary to enable any of the Security Parties or any other person (except a Finance Party) to comply with any of their obligations under any Finance Document is not obtained, is revoked, suspended, withdrawn or withheld, or is modified in a manner which the Agent considers is, or may be, prejudicial to the interests of any Finance Party, or ceases to remain in full force and effect unless a waiver has been obtained from a competent authority.

(p)	Reduction of capital

A Security Party (other than the Manager) reduces its authorised or issued or subscribed capital, save that the redemption of any redeemable shares, or the buyback of any ordinary shares to preserve its due listing shall not constitute an Event of Default pursuant to this Clause 22 (Events of Default).

(q)	Loss of Vessel

A Vessel suffers a Total Loss or is otherwise destroyed or abandoned, or a similar event occurs in relation to any other vessel which may from time to time be mortgaged to the Security Agent as security for the payment of all or any part of the Indebtedness, except that a Total Loss (which term shall for the purposes of the remainder of this Clause 22.1(q) include an event similar to a Total Loss in relation to any other vessel) shall not be an Event of Default if:

(i)	the relevant prepayment is made in accordance with Clause 7.5 (Mandatory prepayment on sale or Total Loss); or

(ii)	that Vessel or other vessel is insured in accordance with the Security Documents and a claim for Total Loss is available under the terms of the relevant insurances; and

(iii)	no insurer has refused to meet or has disputed the claim for Total Loss and it is not apparent to the Agent that any such refusal or dispute is likely to occur; and
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(iv)	payment of all insurance proceeds in respect of the Total Loss is made in full to the Security Agent within 150 days of the occurrence of the casualty giving rise to the Total Loss in question or such longer period as the Agent may in its discretion agree.

(r)	Challenge to registration

The registration of a Vessel or the Mortgage is contested or becomes void or voidable or liable to cancellation or termination, or the validity or priority of the Mortgage is contested.

(s)	War

The country of registration of a Vessel becomes involved in war (whether or not declared) or civil war or is occupied by any other power and the Agent in its discretion considers that, as a result, the security conferred by any of the Security Documents is materially prejudiced.

(t)	Notice of determination

A Guarantor gives notice to the Security Agent to determine any obligations under the relevant Guarantee.

(u)	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced against a Security Party or its assets which have or are reasonably likely to have a Material Adverse Effect.

(v)	Material adverse change

Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

(w)	Sanctions

(i)	Any of the Security Parties or any Affiliate of any of them becomes a Restricted Party or becomes owned or controlled by, or acts directly or indirectly on behalf of, a Restricted Party or any of such persons becomes the owner or controller of a Restricted Party.

(ii)	Any proceeds of the Loan are made available, directly or indirectly, to or for the benefit of a Restricted Party or otherwise is, directly or indirectly, applied in a manner or for a purpose prohibited under Sanctions Laws.

(iii)	Any of the Security Parties or any Affiliate of any of them is not in compliance with all Sanctions Laws.

22.2	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent shall, if so directed by the Majority Lenders:

(a)	by notice to the Borrower cancel the Total Commitments, at which time they shall immediately be cancelled;

(b)	by notice to the Borrower declare that the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents are immediately due and payable, at which time they shall become immediately due and payable;
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(c)	by notice to the Borrower declare that the Loan is payable on demand, at which time it shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(d)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.
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Section 9

Changes to Parties

23	Changes to the Lenders

23.1	Assignments and transfers by the Lenders

Subject to this Clause 23 (Changes to the Lenders), a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

23.2	Conditions of assignment or transfer

(a)	No assignment or transfer in accordance with Clause 23.1 (Assignments and transfers by the Lenders) can be made without the Borrower’s prior written consent unless it is:

(i)	to an Affiliate of the Original Lender; or

(ii)	to a bank or financial institution and is made 60 days after the occurrence of an Event of Default pursuant to Clause 22.1(a) (Non-payment) which is continuing; or

(iii)	to a trust or fund and is made 270 days after the occurrence of an Event of Default pursuant to Clause 22.1(a) (Non-payment) which is continuing.

(b)	In the cases where the prior written consent of the Borrower is required for an assignment or transfer under Clause 23.2(a), the consent of the Borrower must not be unreasonably withheld or delayed if such assignment or transfer is to a bank or financial institution which has experience in providing financing to the shipping industry.

(c)	An assignment will only be effective on:

(i)	receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)	performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(d)	A transfer will only be effective if the procedure set out in Clause 23.5 (Procedure for transfer) is complied with.

(e)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and
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(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This Clause 23.2(e) shall not apply:

(iii)	in relation to Clause 12.2 (Tax gross-up), to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with Clause 12.2(f)(ii)(B) (Tax gross-up) if the Borrower making the payment has not made a Borrower DTTP Filing in respect of that Treaty Lender.

(f)	Each New Lender confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

23.3	Assignment or transfer fee

Unless the Agent otherwise agrees and excluding an assignment or transfer (i) to an Affiliate of a Lender, (ii) to a Related Fund or (iii) made in connection with primary syndication of the Loan, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $3,000.

23.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Relevant Documents or any other documents;

(ii)	the financial condition of any Security Party;

(iii)	the performance and observance by any Security Party or any other member of the Group of its obligations under the Relevant Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any of the Relevant Documents or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Security Party and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any of the Relevant Documents; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Security Party and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.
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(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23 (Changes to the Lenders); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Security Party of its obligations under the Relevant Documents or otherwise.

23.5	Procedure for transfer

(a)	Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) a transfer is effected in accordance with Clause 23.5(c) when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 23.2(c)(ii), as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	On the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

(iii)	the Agent, the Security Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

(iv)	the New Lender shall become a Party as a “Lender”.

23.6	Procedure for assignment

(a)	Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with Clause 23.6(c) when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 23.6(b), as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.
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(b)	The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	On the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of any Encumbrance created or expressed to be created or evidenced by the Security Documents and expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of any Encumbrance created or expressed to be created or evidenced by the Security Documents); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)	Lenders may utilise procedures other than those set out in this Clause 23.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Security Party or unless in accordance with Clause 23.5 (Procedure for transfer), to obtain a release by that Security Party from the obligations owed to that Security Party by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 23.2 (Conditions of assignment or transfer).

23.7	Copy of Transfer Certificate or Assignment Agreement to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

24	Changes to the Security Parties

24.1	No assignment or transfer by Security Parties

No Security Party may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

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Section 10

The Finance Parties

25	Role of the Agent, the Security Agent and the Arranger

25.1	Appointment of the Agent

(a)	Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents and each of the Arranger, the Lenders and the Agent appoints the Security Agent to act as its security agent for the purpose of the Security Documents.

(b)	Each of the Arranger and the Lenders authorises the Agent and each of the Arranger, the Lenders and the Agent authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent or the Security Agent (as the case may be) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)	The Swap Provider appoints the Security Agent to act as its security agent for the purpose of the Security Documents and authorises the Security Agent to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Security Documents together with any other incidental rights, powers, authorities and discretions.

(d)	Except in Clause 25.14 (Replacement of the Agent) or where the context otherwise requires, references in this Clause 25 (Role of the Agent, the Security Agent and the Arranger) to the “Agent” shall mean the Agent and the Security Agent individually and collectively and references in this Clause 25 (Role of the Agent, the Security Agent and the Arranger) to the “Finance Documents” or to any “Finance Document” shall not include the Master Agreement.

25.2	Instructions

(a)	The Agent shall:

(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with Clause 25.2(a)(i).

(b)	The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.
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(c)	Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

(d)	The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This Clause 25.2(f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Finance Documents or the enforcement of the Finance Documents.

25.3	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to Clause 25.3(c), the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)	Without prejudice to Clause 23.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), Clause 25.3(a) shall not apply to any Transfer Certificate or any Assignment Agreement.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(f)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

25.4	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

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25.5	No fiduciary duties

(a)	Subject to Clause 25.12 (Trust) which relates to the Security Agent only, nothing in any Finance Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.6	Business with Security Parties The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower, any other Security Party or its Affiliate.

25.7	Rights and discretions of the Agent

(a)	The Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(C)	rely on a certificate from any person:

(1)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(2)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of (A), may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders or security agent for the Finance Parties (as the case may be)) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Events of Default));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Borrower (other than a Drawdown Request) is made on behalf of and with the consent and knowledge of all the Security Parties.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	Without prejudice to the generality of Clause 25.7(c) or Clause 25.7(e), the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the
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Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable.

(e)	The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person,

unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)	Without prejudice to the generality of Clause 25.7(g), the Agent:

(i)	may disclose; and

(ii)	on the written request of the Borrower or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Borrower and to the other Finance Parties.

(i)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)	The Agent is not obliged to disclose to any Finance Party any details of the rate notified to the Agent by any Lender or the identity of any such Lender for the purpose of Clause 10.2(b) (Market Disruption).

(k)	Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

25.8	Responsibility for documentation

Neither the Agent nor the Arranger is responsible or liable for:

(a)	the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, a Security Party or any other person given in or in connection with any Relevant Document or the transactions contemplated in the Finance Documents; or
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(b)	the legality, validity, effectiveness, adequacy or enforceability of any Relevant Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Relevant Document; or

(c)	any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

25.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

25.10	Exclusion of liability

(a)	Without limiting Clause 25.10(b) (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent) the Agent shall not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or any Encumbrance created or expressed to be created or evidenced by the Security Documents, unless caused by its gross negligence or wilful misconduct;

(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, any Encumbrance created or expressed to be created or evidenced by the Security Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or any Encumbrance created or expressed to be created or evidenced by the Security Documents;

(iii)	any shortfall which arises on the enforcement or realisation of the Trust Property; or

(iv)	without prejudice to the generality of Clauses 25.10(a)(i), 25.10(a)(ii) and 25.10(a)(iii), any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

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(b)	No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Relevant Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.7 (Third party rights) and the provisions of the Third Parties Act.

(c)	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person;

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

(e)	Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document or any Encumbrance created or expressed to be created or evidenced by the Security Documents shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

25.11	Lenders’ indemnity to the Agent

(a)	Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent and every Receiver and Delegate, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the relevant Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 28.12 (Disruption to payment systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent, Receiver or Delegate under, or exercising any authority conferred under, the Finance Documents (unless the relevant Agent, Receiver or Delegate has been reimbursed by a Security Party pursuant to a Finance Document).

(b)	Subject to Clause 25.11(c), the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to Clause 25.11(a)

(c)	Clause 25.11(b) shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to a Security Party.
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25.12	Trust

The Security Agent agrees and declares, and each of the other Finance Parties acknowledges, that, subject to the terms and conditions of this Clause 25.12 (Trust), the Security Agent holds the Trust Property on trust for the Finance Parties absolutely. Each of the other Finance Parties agrees that the obligations, rights and benefits vested in the Security Agent shall be performed and exercised in accordance with this Clause 25.12 (Trust). The Security Agent shall have the benefit of all of the provisions of this Agreement benefiting it in its capacity as security agent for the Finance Parties, and all the powers and discretions conferred on trustees by the Trustee Act 1925 (to the extent not inconsistent with this Agreement). In addition:

(a)	the Security Agent and any Delegate may indemnify itself or himself out of the Trust Property against all liabilities, costs, fees, damages, charges, losses and expenses sustained or incurred by it or him in relation to the taking or holding of any of the Trust Property or in connection with the exercise or purported exercise of the rights, trusts, powers and discretions vested in the Security Agent or any Delegate by or pursuant to the Security Documents or in respect of anything else done or omitted to be done in any way relating to the Security Documents;

(b)	the other Finance Parties acknowledge that the Security Agent shall be under no obligation to insure any property nor to require any other person to insure any property and shall not be responsible for any loss which may be suffered by any person as a result of the lack or insufficiency of any insurance;

(c)	the Finance Parties agree that the perpetuity period applicable to the trusts declared by this Agreement shall be the period of 125 years from the date of this Agreement;

(d)	the Security Agent shall not be liable for any failure, omission, or defect in perfecting the security constituted or created by any Finance Document including, without limitation, any failure to register the same in accordance with the provisions of any of the documents of title of any Security Party to any of the assets thereby charged or effect or procure registration of or otherwise protect the security created by any Security Document under any registration laws in any jurisdiction and may accept without enquiry such title as any Security Party may have to any asset;

(e)	the Security Agent shall not be under any obligation to hold any title deed, Finance Document or any other documents in connection with the Finance Documents or any other documents in connection with the property charged by any Finance Document or any other such security in its own possession or to take any steps to protect or preserve the same, and may permit any Security Party to retain all such title deeds, Finance Documents and other documents in its possession; and

(f)	save as otherwise provided in the Finance Documents, all moneys which under the trusts therein contained are received by the Security Agent may be invested in the name of or under the control of the Security Agent in any investment for the time being authorised by English law for the investment by trustees of trust money or in any other investments which may be selected by the Security Agent, and the same may be placed on deposit in the name of or under the control of the Security Agent at such bank or institution (including the Security Agent) and upon such terms as the Security Agent may think fit.

The provisions of Part I of the Trustee Act 2000 shall not apply to the Security Agent or the Trust Property.

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25.13	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving 30 days’ prior written notice to the other Finance Parties and the Borrower.

(b)	Alternatively the Agent may resign by giving 30 days’ prior written notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after prior consultation and agreement with the Borrower) may appoint a successor Agent.

(c)	If the Majority Lenders have not appointed a successor Agent in accordance with Clause 25.13(a) within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent (acting through an office in the United Kingdom).

(d)	If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under Clause 25.13(b), the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 25 (Role of the Agent, the Security Agent and the Arranger) and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)	The retiring Agent shall, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor and (in the case of the Security Agent) the transfer of all the Trust Property to that successor.

(g)	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 25.13(e)) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent) and this Clause 25 (Role of the Agent, the Security Agent and the Arranger) (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)	The Agent shall resign in accordance with Clause 25.13(a) (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to Clause 25.13(b)) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)	the Agent fails to respond to a request under Clause 12.8 (FATCA information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
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(ii)	the information supplied by the Agent pursuant to Clause 12.8 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign.

25.14	Replacement of the Agent

(a)	After consultation with the Borrower, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom).

(b)	The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its function as Agent under the Finance Documents.

(c)	The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 25.14(b) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent) and this Clause 25 (Role of the Agent, the Security Agent and the Arranger) (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

25.15	Confidentiality

(a)	In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

25.16	Relationship with the Lenders

(a)	The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,
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unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or dispatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 30.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 30.2 (Addresses) and Clause 30.6(a)(ii) (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

25.17	Credit appraisal by the Lenders

Without affecting the responsibility of any Security Party for information supplied by it or on its behalf in connection with any Relevant Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Relevant Document including but not limited to:

(a)	the financial condition, status and nature of each Security Party and each other member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Relevant Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Relevant Document;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Relevant Document, the transactions contemplated by the Relevant Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of under or in connection with any Relevant Document;

(d)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any Encumbrance created or expressed to be created or evidenced by the Security Documents or the existence of any Encumbrance affecting the Charged Property.

25.18	Reference Banks If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

25.19	Deduction from amounts payable by the Agent If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

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26.1	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

26.2	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

26.3	other than where expressly provided for, oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

27	SHARING AMONG THE FINANCE PARTIES

27.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from a Security Party other than in accordance with Clause 28 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 28 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.6 (Partial payments).

27.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Security Party and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 28.6 (Partial payments) towards the obligations of that Security Party to the Sharing Finance Parties.

27.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 27.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Security Party, as between the relevant Security Party and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Security Party.

27.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and
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(b)	as between the relevant Security Party and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Security Party.

27.5	Exceptions

(a)	This Clause 27 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Security Party.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.
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Section 11

Administration

28	PAYMENT MECHANICS

28.1	Payments to the Agent

On each date on which a Security Party or a Lender is required to make a payment under a Finance Document, that Security Party or that Lender shall make the same available to the Agent for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

28.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to a Security Party) and Clause 28.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

28.3	Distributions to a Security Party

The Agent may (with the consent of a Security Party or in accordance with Clause 29 (Set-Off)) apply any amount received by it for that Security Party in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Security Party under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4	Clawback and pre-funding

(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	Unless Clause 28.4(c) applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)	If the Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Agent shall notify the Borrower of that Lender’s identity and the Borrower shall on demand refund it to the Agent; and
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(ii)	the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

28.5	Impaired Agent

(a)	If, at any time, the Agent becomes an Impaired Agent, a Security Party or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 28.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)	if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank in relation to which no Insolvency Event has occurred and is continuing, in the name of the Security Party or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)	A Party which has made a payment in accordance with this Clause 28.5 (Impaired Agent) shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)	Promptly upon the appointment of a successor Agent in accordance with Clause 25.14 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to Clause 28.5(e)) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 28.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to Clause 28.5(d); and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

28.6	Partial payments

(a)	If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by a Security Party under the Finance Documents, the Agent shall apply that payment towards the obligations of that Security Party under the Finance Documents in the following order:
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(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent or the Security Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in Clauses 28.6(a)(ii) to 28.6(a)(iv).

(c)	Clauses 28.6(a) and 28.6(b) will override any appropriation made by a Security Party.

28.7	No set-off by Security Parties

All payments to be made by a Security Party under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.8	Business Days

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.9	Currency of account

(a)	Subject to Clauses 28.9(b) to 28.9(e), dollars is the currency of account and payment for any sum due from a Security Party under any Finance Document.

(b)	A repayment or payment of all or part of the Loan or an Unpaid Sum shall be made in the currency in which the Loan or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

28.10	Control account

The Agent shall open and maintain on its books a control account in the name of the Borrower showing the advance of the Loan and the computation and payment of interest and all other sums due under this Agreement. The Borrower’s obligations to repay the Loan and to pay interest and all other sums due under this Agreement shall be evidenced by the entries from time to time made in the control account opened and maintained under this

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Clause 28.10 (Control account) and those entries will, in the absence of error, be conclusive and binding.

28.11	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

28.12	Disruption to payment systems etc.

If either the Agent determines in its discretion that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)	the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Loan as the Agent may deem necessary in the circumstances;

(b)	the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in Clause 28.12(a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to any such changes;

(c)	the Agent may consult with the Finance Parties in relation to any changes mentioned in Clause 28.12(a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 34 (Amendments and Waivers);

(e)	the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation, for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 28.12 (Disruption to payment systems etc.); and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to Clause 28.12(d)
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29	SET-OFF

29.1	Set-off

A Finance Party may, while an Event of Default is continuing, set off any matured obligation due from a Security Party under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Security Party, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

29.2	Master Agreement rights

The rights conferred on the Swap Provider by this Clause 29 (Set-Off) shall be in addition to, and without prejudice to or limitation of, the rights of netting and set off conferred on the Swap Provider by the Master Agreement.

30	NOTICES

30.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

30.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower, that identified with its name below;

(b)	in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party;

(c)	in the case of the Swap Provider, that identified with its name below; and

(d)	in the case of the Agent or the Security Agent, that identified with its name below,

or any substitute address, fax number, or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

30.3	Delivery

Any communication or document made or delivered by one Party to another under or in connection with the Finance Documents will only be effective:

(a)	if by way of fax, when received in legible form; or

(b)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.

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Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or the Security Agent’s signature below (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose).

All notices from or to a Security Party (save in respect of the Master Agreement) shall be sent through the Agent.

Any communication or document which becomes effective, in accordance with this Clause 30.3 (Delivery), after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

30.4	Notification of address and fax number

Promptly upon changing its address or fax number, the Agent shall notify the other Parties.

30.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

30.6	Electronic communication

(a)	Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)	Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.

(c)	Any electronic communication which becomes effective, in accordance with Clause 30.6(b), after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

30.7	Use of websites

(a)	The Borrower may satisfy its obligations under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the “Designated Website”) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;
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(ii)	both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Borrower and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

(c)	The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Borrower notifies the Agent under Clause 30.7(c)(i) or Clause 30.7(c)(v), all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)	Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within ten Business Days.

(e)	The Borrower shall be liable for any cost incurred by the Agent or any Website Lender under this Clause.

30.8	English language

Any notice given under or in connection with any Finance Document must be in English. All other documents provided under or in connection with any Finance Document must be:

(a)	in English; or

(b)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.
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31	CALCULATIONS AND CERTIFICATES

31.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Agent pursuant to Clause 28.10 (Control account) are prima facie evidence of the matters to which they relate.

31.2	Certificates and determinations

Any certification or determination by the Agent of a rate or amount under any Finance Document is, in the absence of error, conclusive evidence of the matters to which it relates.

31.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

32	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34	AMENDMENTS AND WAIVERS

34.1	Required consents

(a)	Subject to Clause 34.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 34 (Amendments and Waivers).

(c)	Without prejudice to the generality of Clauses 25.7(c), 25.7(d) and 25.7(e) (Rights and discretions of the Agent), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.
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34.2	Exceptions

(a)	An amendment, waiver or (in the case of a Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	a change in currency of payment of any amount under the Finance Documents;

(v)	an increase in any Commitment, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably;

(vi)	any provision which expressly requires the consent of all the Lenders;

(vii)	Clause 2.2 (Finance Parties’ rights and obligations), Clause 23 (Changes to the Lenders), this Clause 34 (Amendments and Waivers), Clause 38 (Governing Law) or Clause 39.1 (Jurisdiction of English courts);

(viii)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(A)	any Guarantee;

(B)	the Charged Property; or

(C)	the manner in which the proceeds of enforcement of the Security Documents are distributed; or

(ix)	the release of any Guarantee or of any Encumbrance created or expressed to be created or evidenced by the Security Documents unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of any Encumbrance created or expressed to be created or evidenced by the Security Documents where such sale or disposal is expressly permitted under this Agreement or any other Finance Document;

shall not be made, or given, without the prior consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent or the Arranger (each in their capacity as such) may not be effected without the consent of the Agent, the Security Agent or, as the case may be, the Arranger.

34.3	Replacement of Lender

(a)	If the Borrower or any other Security Party becomes obliged to repay any amount in accordance with Clause 7.1 (Illegality) or to pay additional amounts pursuant to Clause 12.2 (Tax gross-up), Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs) to any Lender: then the Borrower may, on five Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Borrower, which confirms its willingness to assume and does assume all the obligations of
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the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loan and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Lender pursuant to this Clause 34.3 (Replacement of Lender) shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Lender shall have any obligation to the Borrower to find a Replacement Lender;

(iii)	in no event shall the Lender replaced under this Clause 34.3 (Replacement of Lender) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)	the Lender shall only be obliged to transfer its rights and obligations pursuant to Clause 34.3 (Replacement of Lender) once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)	A Lender shall perform the checks described in Clause 34.3(b)(iv) as soon as reasonably practicable following delivery of a notice referred to in Clause 34.3 (Replacement of Lender) and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

34.4	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Commitment, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or

(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents, that Defaulting Lender’s Commitment will be reduced by the amount of its participation in the Loan it has failed to make available and, to the extent that that reduction results in that Defaulting Lender’s Commitment being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of (i) and (ii).

(b)	For the purposes of this Clause 34.4 (Disenfranchisement of Defaulting Lenders), the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

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34.5	Replacement of a Defaulting Lender

(a)	The Borrower may, at any time a Lender has become and continues to be a Defaulting Lender, by giving ten Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Borrower which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(i)	in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loan and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents; or

(ii)	in an amount agreed between that Defaulting Lender, the Replacement Lender and the Borrower and which does not exceed the amount described in (a).

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 34.5 (Replacement of a Defaulting Lender) shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Borrower to find a Replacement Lender;

(iii)	the transfer must take place no later than 7 days after the notice referred to in Clause 34.5(a);

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)	the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to Clause 34.5(a) once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)	The Defaulting Lender shall perform the checks described in Clause 34.5(b)(v) as soon as reasonably practicable following delivery of a notice referred to in Clause 34.5(a) and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

35	Confidentiality

35.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 35.2 (Disclosure of Confidential Information) and Clause 35.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

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35.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 35.2(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Security Parties and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)	appointed by any Finance Party or by a person to whom Clause 35.2(b)(i) or 35.2(b)(ii) applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under Clause 25.16(b) (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clause 35.2(b)(i) or 35.2(b)(ii);

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	who is a Party; or

(viii)	with the consent of the Borrower;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to Clauses 35.2(b)(i), 35.2(b)(ii) and 35.2(b)(iii), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is
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subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to Clause 35.2(b)(iv), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)	in relation to Clauses 35.2(b)(v), 35.2(b)(vi), the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(c)	to any person appointed by that Finance Party or by a person to whom Clause 35.2(b)(i) or 35.2(b)(ii) applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 35.2(c) if the service provider to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking; and

(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Security Parties and/or the Group.

35.3	Disclosure to numbering service providers

(a)	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Loan and/or one or more Security Parties the following information:

(i)	names of Security Parties;

(ii)	country of domicile of Security Parties;

(iii)	place of incorporation of Security Parties;

(iv)	date of this Agreement;

(v)	Clause 38 (Governing Law);

(vi)	the names of the Agent and the Arranger;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amount of Total Commitments;

(ix)	currencies of the Loan;

(x)	type of Loan;

(xi)	ranking of the Loan;

(xii)	Termination Date;
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(xiii)	changes to any of the information previously supplied pursuant to (i) to (xii); and

(xiv)	such other information agreed between such Finance Party and that Security Party,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Loan and/or one or more Security Parties by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Borrower represents that none of the information set out in Clauses 35.3(a)(i) to 35.3(a)(xiv) is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Borrower and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Loan and/or one or more Security Parties; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Loan and/or one or more Security Parties by such numbering service provider.

35.4	Entire agreement

This Clause 35 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

35.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

35.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to Clause 35.2(b)(v) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that Clause during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 35 (Confidentiality).

35.7	Continuing obligations

The obligations in this Clause 35 (Confidentiality) are continuing.

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36	Disclosure of Lender Details by Agent

36.1	Supply of Lender details to Borrower

The Agent shall provide to the Borrower within seven Business Days of a request by the Borrower (but no more frequently than once per calendar month) a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

36.2	Supply of Lender details at Borrower’s direction

(a)	The Agent shall, at the request of the Borrower, disclose the identity of the Lenders and the details of the Lenders’ Commitments to any:

(i)	other Party or any other person if that disclosure is made to facilitate, in each case, a refinancing of the Financial Indebtedness arising under the Finance Documents or a material waiver or amendment of any term of any Finance Document; and

(ii)	Security Party.

(b)	Subject to Clause 36.2(c), the Borrower shall procure that the recipient of information disclosed pursuant to Clause 36.2(a) shall keep such information confidential and shall not disclose it to anyone and shall ensure that all such information is protected with security measures and a degree of care that would apply to the recipient’s own confidential information.

(c)	The recipient may disclose such information to any of its officers, directors, employees, professional advisers, auditors and partners as it shall consider appropriate if any such person is informed in writing of its confidential nature, except that there shall be no such requirement to so inform if that person is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by duties of confidentiality in relation to the information.

36.3	Supply of Lender details to other Lenders

(a)	If a Lender (a “Disclosing Lender”) indicates to the Agent that the Agent may do so, the Agent shall disclose that Lender’s name and Commitment to any other Lender that is, or becomes, a Disclosing Lender.

(b)	The Agent shall, if so directed by the Requisite Lenders, request each Lender to indicate to it whether it is a Disclosing Lender.

36.4	Lender enquiry

If any Lender believes that any entity is, or may be, a Lender and:

(a)	that entity ceases to have an Investment Grade Rating; or

(b)	an Insolvency Event occurs in relation to that entity,
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the Agent shall, at the request of that Lender, indicate to that Lender the extent to which that entity has a Commitment.

36.5	Lender details definitions

In this Clause 36 (Disclosure of Lender Details by Agent):

“Investment Grade Rating” means, in relation to an entity, a rating for its long-term unsecured and non-credit-enhanced debt obligations of BBB- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency.

“Requisite Lenders” means a Lender or Lenders whose Commitments aggregate 15 per cent (or more) of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated 15 per cent (or more) of the Total Commitments immediately prior to that reduction).

36.6	Consent to publication

Subject to the Borrower’s written consent, such consent not to be unreasonably withheld, the Agent and/or the Arranger reserve the right, at their expense, to publish information in connection with their participation in and the agency and arrangements contained in the Finance Documents, in internal and external publications and for such purpose, the Agent or the Arranger may use the Borrower’s or the Collateral Owners’ logos or trademarks in connection with any such publication.

37	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

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Section 12

Governing Law and Enforcement

38	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

39	Enforcement

39.1	Jurisdiction of English courts

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”). Each Party agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

This Clause 39.1 (Jurisdiction of English courts) is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, any Finance Party may take concurrent proceedings in any number of jurisdictions.

39.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

(i)	irrevocably appoints Mr. John Georgiou, 42 Marble Drive, London, NW2 1XA, England (tel/fax: +44 208 361 2606) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process or terminates its appointment as agent for service of process, the Borrower must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1

The Original Lenders

Name of Original Lender	Commitment	Treaty Passport scheme reference number and jurisdiction of residence
DNB (UK) Limited 8th Floor The Walbrook Building 25 Walbrook London EC4N 8AF, England	100%	DDTP NUMBER: 58/D/305668/DTTP England
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Schedule 2

Part A

Conditions Precedent

1	SECURITY PARTIES

1.1	Constitutional documents

Copies of the constitutional documents of each Security Party together with such other evidence as the Agent may reasonably require that each Security Party is duly incorporated in its country of incorporation and remains in existence with power to enter into, and perform its obligations under, the Relevant Documents to which it is or is to become a party.

1.2	Certificates of good standing

A certificate of good standing in respect of each Security Party (if such a certificate can be obtained).

1.3	Board resolutions

A copy of a resolution of the board of directors of each Security Party:

(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute those Finance Documents; and

(b)	authorising a specified person or persons to execute those Relevant Documents (and all documents and notices to be signed and/or dispatched under those documents) on its behalf.

1.4	Copy passports

A copy of the passport of each person authorised by the resolutions referred to in (c).

1.5	Shareholder resolutions

If required by law, a copy of a resolution signed by all the holders of the issued shares in each Security Party (other than the Borrower), approving the terms of, and the transactions contemplated by, the Relevant Documents to which that Security Party is a party.

1.6	Officer’s certificates

An original certificate of a duly authorised officer of each Security Party:

(a)	certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect;

(b)	setting out the names of the directors, officers and shareholders of that Security Party and the proportion of shares held by each shareholder; and

(c)	confirming that borrowing or guaranteeing or securing, as appropriate, the Loan would not cause any borrowing, guarantee, security or similar limit binding on that Security Party to be exceeded.
105

1.7	Evidence of registration

Where such registration is required or permitted under the laws of the relevant jurisdiction, evidence that the names of the directors, officers and shareholders of each Security Party are duly registered in the companies registry or other registry in the country of incorporation of that Security Party.

1.8	Powers of attorney

The original notarially attested and legalised power of attorney of each of the Security Parties under which the Relevant Documents to which it is or is to become a party are to be executed or transactions undertaken by that Security Party.

2	SECURITY AND RELATED DOCUMENTS

2.1	Vessel documents

Photocopies, certified as true, accurate and complete by a director or the secretary of the Borrower, of:

(a)	the Building Contract in form and substance acceptable to the Agent and its legal advisors;

(b)	such documents as the Agent may reasonably require to evidence the nomination of the relevant Collateral Owner as purchaser of the Newbuilding Vessel pursuant to the Building Contract;

(c)	the Refund Guarantee in form and substance acceptable to the Agent and its legal advisors; and

(d)	any charterparty or other contract of employment of the Existing Vessels which will be in force on the Drawdown Date;

(e)	the Management Agreements in respect of the Existing Vessels;

(f)	the Existing Vessels’ current Safety Construction, Safety Equipment, Safety Radio Oil Pollution Prevention and Load Line Certificates;

(g)	evidence of the Existing Vessel’s current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990;

(h)	the Existing Vessels’ current SMC;

(i)	the ISM Company’s current DOC;

(j)	the Existing Vessels’ current ISSC;

(k)	the Existing Vessels’ current IAPPC;

(l)	the Existing Vessels’ current Tonnage Certificate;

in each case together with all addenda, amendments or supplements.

2.2	Evidence of Collateral Owner’s title

Certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the Approved Flag confirming that 0 each Existing Vessel is permanently registered under that flag in the ownership of the relevant Collateral Owner,

106

(b) each Mortgage has been registered with first priority against each Existing Vessel and (c) there are no further Encumbrances registered against any Existing Vessel.

2.3	Evidence of insurance

Evidence that the Existing Vessels are insured in the manner required by the Security Documents and that letters of undertaking will be issued in the manner required by the Security Documents, together with (if required by the Agent) the written approval of the Insurances by an insurance adviser appointed by the Agent.

2.4	Confirmation of class

A Certificate of Confirmation of Class for hull and machinery confirming that each Existing Vessel is classed with the highest class applicable to vessels of her type with Lloyd’s Register or such other classification society as may be acceptable to the Agent free of recommendations affecting class.

2.5	Valuation

Not later than 30 days prior to the date of this Agreement, one or more valuation(s) of each Existing Vessel addressed to the Agent from an Approved Shipbroker certifying the Market Value for each Existing Vessel, acceptable to the Agent.

2.6	Security Documents

The Security Documents, duly executed and, where applicable, registered, together with all other documents required by any of them, including, without limitation, all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients.

2.7	Mandates

Such duly signed forms of mandate, and/or other evidence of the opening of the Earnings Accounts, as the Security Agent may require.

2.8	No disputes

The written confirmation of the Borrower that there is no dispute under any of the Relevant Documents as between the parties to any such document.

2.9	Account Holder’s confirmation

The written confirmation of the Account Holder that the relevant Earnings Accounts have been opened with the Account Holder and to its actual knowledge are free from Encumbrances other than as created by or pursuant to the Security Documents and rights of set off in favour of the Account Holder as account holder.

2.10	Master Agreement

The Master Agreement.

2.11	Other Relevant Documents

Copies of each of the Relevant Documents not otherwise comprised in the documents listed in this Part I of Schedule 2.

107

3	LEGAL OPINIONS

The following legal opinions, each addressed to the Agent, the Security Agent, the Swap Provider and the Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Loan or confirmation satisfactory to the Agent that such opinions will be given:

3.1	a legal opinion of Watson Farley & Williams, legal advisers to the Agent as to English law substantially in the form distributed to the Lenders prior to signing this Agreement;

3.2	a legal opinion of the following legal advisers to the Agent:

(a)	Watson Farley & Williams, as to Liberian law; and

(b)	Watson Farley & Williams, as to Marshall Islands law;

(c)	Chrysses Demetriades & Co. Inc, as to Cypriot law;

(d)	Arias B. & Associates, as to Panamanian law; and

4	OTHER DOCUMENTS AND EVIDENCE

4.1	Drawdown Request

A duly completed Drawdown Request.

4.2	Process agent

Evidence that any process agent referred to in Clause 39.2 (Service of process) and any process agent appointed under any other Finance Document has accepted its appointment.

4.3	Other Authorisations

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Relevant Document or for the validity and enforceability of any Relevant Document.

4.4	Financial statements

A copy of the Original Financial Statements of the Borrower.

4.5	Fees

A Fee Letter and evidence that the fees, costs and expenses then due from the Borrower under Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Drawdown Date.

4.6	“Know your customer” documents

Such documentation and other evidence as is reasonably requested by the Agent in order for the Lenders to comply with all necessary “know your customer” or similar identification procedures in relation to the transactions contemplated in the Finance Documents, including any specimen signatures required by Agent.

108

4.7	Side Letter

The side letter evidencing the Current Shareholders of the Borrower issued by the Borrower in favour of the Agent in such form as the Agent may require.

4.8	Amount in the Earnings Accounts

Evidence that the amount of three hundred thousand dollars ($300,000) is credited to the Earnings Account.

109

Part B

Conditions Subsequent

5	LETTERS OF UNDERTAKING

Letters of undertaking in respect of the Insurances as required by the Security Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Finance Parties.

6	ACKNOWLEDGEMENTS OF NOTICES

Acknowledgements of all notices of assignment and/or charge given pursuant to the Security Documents.

7	LEGAL OPINIONS

Such of the legal opinions specified in Part A of this Schedule 2 as have not already been provided to the Agent.

8	COMPANIES ACT REGISTRATIONS

If applicable, evidence that the prescribed particulars of the Security Documents have been delivered to any relevant the Registry of Companies/Corporations within the statutory time limit.

9	MASTER’S RECEIPT

If applicable, the master’s receipt for the Mortgage.

10	MORTGAGEE’S INSURANCES FEES

Payment to the Agent of all fees in relation to inspections, valuations, legal fees and premiums for Mortgagee’s Insurances, once notified by the Agent to the Borrower.

110

Part C

Delivery Conditions Precedent

11	OFFICER’S CERTIFICATE

A certificate signed by a duly authorised officer of each Security Party confirming that none of the documents and evidence delivered to the Agent pursuant to Clauses 4.1 (Initial conditions precedent) and 4.3 (Conditions subsequent) has been amended, modified or revoked in any way since its delivery to the Agent.

12	SECURITY AND RELATED DOCUMENTS

12.1	Vessel documents

Photocopies, certified as true, accurate and complete by a director or the secretary of the Borrower, of:

(a)	the builder’s certificate and/or bill of sale transferring title in the Newbuilding Vessel to the Collateral Owner free of all encumbrances, maritime liens or other debts;

(b)	the protocol of delivery and acceptance evidencing the unconditional physical delivery of the Newbuilding Vessel by the Builder to the Collateral Owner pursuant to the Building Contract;

(c)	the commercial invoice issued by the Builder in respect of the final contract price of the Newbuilding Vessel;

(d)	the declaration of warranty issued by the Builder to the Collateral Owner pursuant to the Building Contract;

(e)	any charterparty or other contract of employment of the Newbuilding Vessel which will be in force on the Delivery Date;

(f)	the Management Agreements;

(g)	the Vessel’s current Safety Construction, Safety Equipment, Safety Radio and Load Line Certificates;

(h)	evidence of the Vessel’s current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990;

(i)	the Vessel’s current SMC, or an application form submitted by the Borrower;

(j)	the ISM Company’s current DOC;

(k)	the Vessel’s current ISSC, or an application form submitted by the Borrower;

(l)	the Vessel’s current IAPPC, or any application form submitted by the Borrower;

(m)	the Vessel’s current Tonnage Certificate;

in each case together with all addenda, amendments or supplements.

12.2	Evidence of Collateral Owner’s title

Evidence that any prior registration of the Newbuilding Vessel in the ownership of the Builder and any Encumbrance registered against that ownership have been cancelled (or confirmation from the Builder that there was no such prior registration) and evidence that

111

on the Delivery Date (i) the Newbuilding Vessel will be at least provisionally registered under an Approved Flag in the ownership of the Collateral Owner and (ii) the Mortgage will be capable of being registered against the Newbuilding Vessel with first priority.

12.3	Evidence of insurance

Evidence that the Newbuilding Vessel is insured in the manner required by the Security Documents and that letters of undertaking will be issued in the manner required by the Security Documents, together with (if required by the Agent) the written approval of the Insurances by an insurance adviser appointed by the Agent.

12.4	Confirmation of class

An interim Certificate of Confirmation of Class for hull and machinery confirming that the Newbuilding Vessel is classed with the highest class applicable to Newbuilding Vessels of her type with Lloyd’s Register or such other classification society as may be acceptable to the Agent.

12.5	Survey report

If requested by the Agent, a report by a surveyor instructed by the relevant Collateral Owner and acceptable to the Agent to inspect the Newbuilding Vessel confirming to the Agent that the condition of the Newbuilding Vessel is in all respects acceptable to the Agent.

12.6	Valuation

Not later than 30 days, or such shorter period as the Agent may agree to, prior to the date of this Agreement, one or more valuation(s) of the Newbuilding Vessel addressed to the Agent from an Approved Shipbroker certifying the Market Value for the Newbuilding Vessel, acceptable to the Agent.

12.7	Security Documents

The Mortgage, the Assignments, the Account Security Deed, the Managers’ Undertakings and any other Credit Support Documents, together with all other documents required by any of them, including, without limitation, all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients.

12.8	Mandates

Such duly signed forms of mandate, and/or other evidence of the opening of the Earnings Accounts, as the Security Agent may require.

12.9	Account Holder’s confirmation

The written confirmation of the Account Holder that the relevant Earnings Accounts have been opened with the Account Holder and to its actual knowledge are free from Encumbrances other than as created by or pursuant to the Security Documents and rights of set off in favour of the Account Holder as account holder.

12.10	Other Relevant Documents

Copies of each of the Relevant Documents not otherwise comprised in the documents listed in Parts A to C of this Schedule 2.

112

13	LEGAL OPINIONS

The following legal opinions, each addressed to the Agent, the Security Agent, the Swap Provider and the Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Loan or confirmation satisfactory to the Agent that such opinions will be given:

13.1	a legal opinion of Watson Farley & Williams, legal advisers to the Agent as to English law substantially in the form distributed to the Lenders prior to signing this Agreement;

13.2	a legal opinion of the following legal advisers to the Agent:

(a)	Watson Farley & Williams, as to Liberian law; and

(b)	Watson Farley & Williams, as to Marshall Islands law;

(c)	Chrysses Demetriades & Co. Inc, as to Cypriot law;

(d)	Arias B. & Associates, as to Panamanian law; and

14	OTHER DOCUMENTS AND EVIDENCE

14.1	Process agent

Evidence that any process agent referred to in Clause 39.2 (Service of process) and any process agent appointed under any other Finance Document has accepted its appointment.

14.2	Other Authorisations

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Relevant Document or for the validity and enforceability of any Relevant Document.

14.3	Fees

A Fee Letter and evidence that the fees, costs and expenses then due from the Borrower under Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Drawdown Date.

113

Part D

Delivery Conditions Subsequent

15	EVIDENCE OF COLLATERAL OWNER’S TITLE

Certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of an Approved Flag confirming that (a) the Vessel is permanently registered under that flag in the ownership of the Collateral Owner, (b) the Mortgage has been registered with first priority against the Vessel and (c) there are no further Encumbrances registered against the Vessel.

16	LETTERS OF UNDERTAKING

Letters of undertaking in respect of the Insurances as required by the Security Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Finance Parties.

17	ACKNOWLEDGEMENTS OF NOTICES

Acknowledgements of all notices of assignment and/or charge given pursuant to any Security Documents received by the Agent pursuant to Part C of this Schedule 2.

18	LEGAL OPINIONS

Such of the legal opinions specified in Part C of this Schedule 2 as have not already been provided to the Agent.

19	COMPANIES ACT REGISTRATIONS

If applicable, evidence that the prescribed particulars of any Security Documents received by the Agent pursuant to Part C of this Schedule 2 have been delivered to any relevant Registry of Companies/Corporations within the statutory time limit.

20	MASTER’S RECEIPT

If applicable, the master’s receipt for the Mortgage.

21	MORTGAGEE’S INSURANCES FEES

Payment to the Agent of all fees in relation to inspections, valuations, legal fees and premiums for Mortgagee’s Insurances, once notified by the Agent to the Borrower.

22	SAFETY MANAGEMENT CERTIFICATE

The Vessel’s current SMC.

23	INTERNATIONAL SHIP SECURITY CERTIFICATE

The Vessel’s current ISSC.

24	INTERNATIONAL AIR POLLUTION PREVENTION CERTIFICATE

The Vessel’s current IAPPC.

114

Schedule 3

Drawdown Request

From: SAFE BULKERS, INC.

To:      DNB BANK ASA

Dated:

Dear Sirs

Safe Bulkers, Inc. – USD145,527,000 Loan Agreement dated 22 September 2014 as supplemented by supplemental agreements dated 20 February 2015 and [●] September 2015 and amended and restated on [●] February 2016 (the “Agreement”)

1	We refer to the Agreement. This is a Drawdown Request. Terms defined in the Agreement have the same meaning in this Drawdown Request unless given a different meaning in this Drawdown Request.

2	We wish to make draw down the Loan on the following terms:

Proposed Drawdown Date:                [●] (or, if that is not a Business Day, the next Business Day)

Amount:                                             [●]

Interest Period:                                  [●]

3	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Drawdown Request.

4	The proceeds of the Loan should be credited to [account] [towards repayment in full of the [●].

5	This Drawdown Request is irrevocable.

Yours faithfully

authorised signatory for
SAFE BULKERS, INC.
115

Schedule 4

Form of Transfer Certificate

To:     [●] as Agent

From: [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Safe Bulkers, Inc. – USD145,527,000 Loan Agreement dated 22 September 2014 as supplemented by supplemental agreements dated 20 February 2015 and 15 December 2015 and amended and restated on [●] February 2016 (the “Agreement”)

1	We refer to the Loan Agreement. This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purposes of the Loan Agreement. Terms defined in the Loan Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2	We refer to Clause 23.5 (Procedure for transfer) of the Loan Agreement:

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause 23.5 (Procedure for transfer) all of the Existing Lender’s rights and obligations under the Loan Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in the Loan under the Loan Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [●].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.

3	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 23.4(a)(iii) (Limitation of responsibility of Existing Lenders).

4	The New Lender confirms, for the benefit of the Agent and without liability to any Security Party, that it is:

(a)	[a Qualifying Lender other than a Treaty Lender;]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].

[5]	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(d)	a company resident in the United Kingdom for United Kingdom tax purposes;

(e)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
116

(f)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

[5]	[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [●]) and is tax resident in [●], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Agent notify the Borrower that it wishes that scheme to apply to the Agreement.]

[6]	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[7]	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[8]	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in any Encumbrance created or expressed to be created or evidenced by the Security Documents in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

117

The Schedule

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Loan Agreement by the Agent and the Transfer Date is confirmed as [●].

DNB BANK ASA

By:

118

Schedule 5

Form of Assignment Agreement

To:         [●] as Agent and [●] and [●] as Borrower, for and on behalf of each Security Party

From:     [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Safe Bulkers, Inc. – USD145,527,000 Loan Agreement dated 22 September 2014 as supplemented by supplemental agreements dated 15 December 2015 and [●] September 2015 and amended and restated on [●] February 2016 (the “Agreement”)

1	We refer to the Loan Agreement. This is an Assignment Agreement. This agreement (the “Agreement”) shall take effect as an Assignment Agreement for the purpose of the Loan Agreement. Terms defined in the Loan Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2	We refer to Clause 23.6 (Procedure for assignment) of the Loan Agreement:

(a)	The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Loan Agreement, the other Finance Documents and in respect of any Encumbrance created or expressed to be created or evidenced by the Security Documents which correspond to that portion of the Existing Lender’s Commitment(s) and participations in the Loan under the Loan Agreement as specified in the Schedule.

(b)	The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in the Loan under the Loan Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b).

3	The proposed Transfer Date is [●].

4	On the Transfer Date the New Lender becomes:

Party to the relevant Finance Documents as a Lender.

5	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.

6	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 23.4(c) (Limitation of responsibility of Existing Lenders).

7	The New Lender confirms, for the benefit of the Agent and without liability to any Security Party, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].

8	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:
119

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

9	[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [●]) and is tax resident in [●], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and hereby notifies the Borrower that it wishes that scheme to apply to the Loan Agreement.]

10	This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 23.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), to the Borrower (on behalf of each Security Party) of the assignment referred to in this Agreement.

11	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

12	This Agreement [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

13	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in any Encumbrance created or expressed to be created or evidenced by the Security Documents in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

120

The Schedule

Commitment/rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as an Assignment Agreement for the purposes of the Loan Agreement by the Agent and the Transfer Date is confirmed as [●].

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.

DNB BANK ASA

By:

121

Schedule 6

Form of Compliance Certificate

To:        DNB BANK ASA

From:    SAFE BULKERS, INC.

Dated:

Dear Sirs

Safe Bulkers, Inc. – USD145,527,000 Loan Agreement dated 22 September 2014 as supplemented by supplemental agreements dated 20 February 2015 and 15 December 2015 and amended and restated on [●] February 2016 (the “Agreement”)

1	We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that:

Agreement Clause	Covenant determination/Calculation compliance		(min/max amount)

13.2.25 (a)	Consolidated Group Leverage
	Consolidated Total Liabilities	USD[ ]
	÷ Consolidated Total Assets	USD[ ]
	= Consolidated Group Leverage		[ %] [minimum
85%]

13.2.25 (b)	EBITDA to Interest Expense ratio
	EBITDA	USD[ ]
	÷ Interest Expense	USD[ ]
	= EBITDA to Interest Expense ratio	[ ]	[maximum 2:1]

13.2.25 (c)	Net Worth
	Consolidated Total Assets	USD[ ]
(minus) Consolidated
	Total Liabilities	USD[ ]
	= Net Worth	[ %]	[min. USD150,000,000]

3

4	[We confirm that no Default is continuing.][1]*

1* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

122

Signed:

	Director	Director

	of	of

	SAFE BULKERS, INC.	SAFE BULKERS, INC.

[insert applicable certification language]2**

[for and on behalf of

[name of auditors of the Borrower]3***                              ]

2** To be agreed with the Borrower’s auditors and the Lenders prior to signing the Agreement.

3*** Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the auditors. To be agreed with the Borrower’s auditors prior to signing the Agreement.

123

Schedule 7

Repayment
Dates
(save as previously repaid or prepaid)	Repayment instalments	Maximum Loan Amount
	$	$
March 30, 2016	-	-145,527,000

September 30, 2016	-	145,527,000

March 30, 2017	-	145,527,000

September 30, 2017	-	145,527,000

March 30, 2018	-	145,527,000

September 30, 2018	7,500,000	138,027,000

March 30, 2019	7,500,000	130,527,000

September 30, 2019	7,500,000	123,027,000

March 30, 2020	9,600,000	113,427,000

September 30, 2020	9,600,000	103,827,000

March 30, 2021	9,900,000	93,927,000

September 30, 2021	9,900,000	84,027,000

March 30, 2022	9,900,000	74,127,000

September 30, 2022	9,900,000	64,227,000

September 30, 2022	64,227,000	0

124

Execution Page

THE BORROWER

SAFE BULKERS, INC.	)
)
By:	)
)
Address: c/o Safety Management	)
Overseas S.A., 32 Avenue Karamanli	)
GR- 166 05 Voula, Athens, Greece	)
Fax no.: +30 210 895 6900)
Department/Officer: Konstantinos	)
Adamopoulos	)

THE ARRANGER

DNB BANK ASA	)
)
By:	)
)
Address: 8th Floor, The Walbrook Building	)
25 Walbrook, London EC4N 8AF, England	)
Fax no.: +44 207 626 5956)
Department/Officer: Shipping,	)
Offshore & Logistics	)

THE AGENT

DNB BANK ASA	)
)
By:	)
)
Address: 8th Floor, The Walbrook Building	)
25 Walbrook, London EC4N 8AF, England	)
Fax no.: +44 207 626 5956)
Department/Officer: Shipping,	)
Offshore & Logistics	)

THE SECURITY AGENT

DNB BANK ASA	)
)
By:	)
)
Address: 8th Floor, The Walbrook Building	)
25 Walbrook, London EC4N 8AF, England	)
Fax no.: +44 207 626 5956)
Department/Officer: Shipping,	)
Offshore & Logistics	)
125

THE ORIGINAL LENDERS

DNB (UK) LIMITED	)
)
By:	)
)
Address: 8th Floor, The Walbrook Building	)
25 Walbrook, London EC4N 8AF, England	)
Fax no.: +44 207 626 5956)
Department/Officer: Shipping,	)
Offshore & Logistics	)

THE SWAP PROVIDER

DNB BANK ASA	)
)
By:	)
)
Address: 8th Floor, The Walbrook Building	)
25 Walbrook, London EC4N 8AF, England	)
Fax no.: +44 207 626 5956)
Department/Officer: Shipping,	)
Offshore & Logistics	)
126